EXHIBIT 10.13

This instrument was prepared by
and upon recordation should be
returned to:

Mayer, Brown & Platt
190 South LaSalle Street
Chicago, Illinois  60603
Attention: Rex Palmer

=============================================================================

                                LEASE AGREEMENT

                          Dated as of April 20, 1998

                                    between


                  ATLANTIC FINANCIAL GROUP, LTD., as Lessor,


                                      and


                       SUPER RITE FOODS, INC., as Lessee

                  -------------------------------------------


==============================================================================

||                             TABLE OF CONTENTS
                               (Lease Agreement)
                                                                           Page

      ARTICLE I.  DEFINITIONS............................................... 1

      ARTICLE II. LEASE OF LEASED PROPERTY.................................. 1
      Section 2.1 Acceptance and Lease of Property.......................... 1
      Section 2.2 Acceptance Procedure...................................... 2

      ARTICLE III. RENT..................................................... 2
      Section 3.1 Basic Rent................................................ 2
      Section 3.2 Supplemental Rent......................................... 2
      Section 3.3 Method of Payment......................................... 2
      Section 3.4 Late Payment.............................................. 3
      Section 3.5 Net Lease; No Setoff, Etc................................. 3
      Section 3.6 Certain Taxes............................................. 4
      Section 3.7 Utility Charges........................................... 5

      ARTICLE IV. WAIVERS................................................... 5

      ARTICLE V. LIENS; EASEMENTS; PARTIAL CONVEYANCES...................... 6

      ARTICLE VI. MAINTENANCE AND REPAIR;ALTERATIONS,
                        MODIFICATIONS AND ADDITIONS........................  8
      Section 6.1 Maintenance and Repair; Compliance
                        With Law............................................ 8
      Section 6.2 Alterations............................................... 8
      Section 6.3 Title to Alterations...................................... 8

      ARTICLE VII. USE...................................................... 9

      ARTICLE VIII. INSURANCE............................................... 9

      ARTICLE IX. ASSIGNMENT AND SUBLEASING................................ 11

      ARTICLE X.   LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE............... 11
      Section 10.1      Event of Loss...................................... 11
      Section 10.2      Event of Taking.................................... 12
      Section 10.3      Casualty........................................... 13
      Section 10.4      Condemnation....................................... 13
      Section 10.5      Verification of Restoration and
                        Rebuilding......................................... 13
      Section 10.6      Application of Payments............................ 13
      Section 10.7      Prosecution of Awards.............................. 15
      Section 10.8      Application of Certain Payments Not Relating
                        to an Event of Taking.............................. 15
      Section 10.9      Other Dispositions................................. 15
      Section 10.10     No Rent Abatement.................................. 16

      ARTICLE XI. INTEREST CONVEYED TO LESSEE.............................. 16

      ARTICLE XII. EVENTS OF DEFAULT....................................... 21

      ARTICLE XIII. ENFORCEMENT............................................ 24
      Section 13.1      Remedies........................................... 24
      Section 13.2      Remedies Cumulative; Redemption Right;
                        No Waiver; Consents................................ 27

      ARTICLE XIV.SALE, RETURN OR PURCHASE OF LEASED PROPERTY; RENEWAL .... 28
      Section 14.1      Lessee's Option to Purchase........................ 28
      Section 14.2      Conveyance to Lessee............................... 28
      Section 14.3      Acceleration of Purchase Obligation................ 28
      Section 14.4      Determination of Purchase Price.................... 29
      Section 14.5      Purchase Procedure................................. 29
      Section 14.6      Option to Remarket; Surrender Option............... 30
      Section 14.7      Rejection of Sale.................................. 33
      Section 14.8      Return of Leased Property.......................... 33
      Section 14.9      Renewal............................................ 34

      ARTICLE XV. LESSEE'S EQUIPMENT....................................... 34

      ARTICLE XVI. RIGHT TO PERFORM FOR LESSEE............................. 35

      ARTICLE XVII. MISCELLANEOUS.......................................... 35
      Section 17.1      Reports............................................ 35
      Section 17.2      Binding Effect; Successors and Assigns; Survival... 35
      Section 17.3      Quiet Enjoyment.................................... 36
      Section 17.4      Notices............................................ 36
      Section 17.5      Severability....................................... 37
      Section 17.6      Amendment; Complete Agreements..................... 37
      Section 17.7      Construction....................................... 37
      Section 17.8      Headings........................................... 37
      Section 17.9      Counterparts....................................... 37
      Section 17.10     GOVERNING LAW...................................... 38
      Section 17.11     Discharge of Lessee's Obligations by
                        its Affiliates..................................... 38
      Section 17.12     Liability of Lessor Limited........................ 38
      Section 17.13     Estoppel Certificates.............................. 39
      Section 17.14     No Joint Venture................................... 39
      Section 17.15     No Accord and Satisfaction......................... 39
      Section 17.16     No Merger.......................................... 39
      Section 17.17     Survival........................................... 40
      Section 17.18     Chattel Paper...................................... 40
      Section 17.19     Time of Essence.................................... 40
      Section 17.20     Recordation of Lease............................... 40
      Section 17.21     Investment of Security Funds....................... 40

APPENDICES AND EXHIBITS

APPENDIX A  Defined Terms

EXHIBIT A         Legal Description

||

      THIS LEASE AGREEMENT (as from time to time amended or supplemented, this "Lease"), dated as of April 20, 1998, is between ATLANTIC FINANCIAL GROUP, LTD., a Texas limited partnership qualified to do business in Pennsylvania (together with its successors and assigns hereunder, the "Lessor"), as Lessor, and SUPER RITE FOODS, INC., a Delaware corporation qualified to do business in Pennsylvania (together with its successors and permitted assigns hereunder, the "Lessee"), as Lessee.


                             PRELIMINARY STATEMENT

      A. Lessor will purchase from the Seller a parcel of real property to be specified by Lessee, together with any improvements thereon.

      B. Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, such property.

      In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Lessor and Lessee hereby agree as follows:



                                  ARTICLE II.
                                  DEFINITIONS

      Terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof.


                                  ARTICLE III.
                           LEASE OF LEASED PROPERTY

      Section III.1 On the Closing Date, Lessor, subject to the satisfaction or waiver of the conditions set forth in Section 3 of the Master Agreement, hereby agrees to accept delivery from the Seller on the Closing Date of the Land and Buildings designated by Lessee to be delivered on the Closing Date pursuant to the terms of the Master Agreement, and simultaneously to lease to Lessee hereunder for the Lease Term, Lessor's interest in such Land and Buildings, and Lessee hereby agrees, expressly for the direct benefit of Lessor, commencing on the Closing Date for the Lease Term, to lease from Lessor Lessor's interest in the Land and Buildings. The legal description of the Land is set forth on Exhibit A hereto.

      Section III.2 Acceptance Procedure. Lessor hereby authorizes one or more employees of Lessee, to be designated by Lessee, as the authorized representative or representatives of Lessor to accept delivery on behalf of Lessor of the Leased Property. Lessee hereby agrees that such acceptance of delivery by such authorized representative or representatives and the execution and delivery by Lessee on the Closing Date of this Lease shall, without further act, constitute the irrevocable acceptance by Lessee of the Leased Property for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein, and that the Leased Property shall be deemed to be included in the leasehold estate of this Lease and shall be subject to the terms and conditions of this Lease as of the Closing Date. The demise and lease of the Building pursuant to this Section 2.2 shall include any additional right, title or interest in the Building which may at any time be acquired by Lessor, the intent being that all right, title and interest of Lessor in and to the Building shall at all times be demised and leased to Lessee hereunder.


                                 ARTICLE IV.
                                     RENT

      Section IV.1 Basic Rent. Beginning with and including the first Payment Date occurring after the Closing Date, Lessee shall pay to the Agent, as assignee of Lessor, the Basic Rent for the Leased Property, in installments, payable in arrears on each Payment Date during the Lease Term.

      Section IV.2 Supplemental Rent. Lessee shall pay to the Agent (as assignee of Lessor), or to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document, any and all Supplemental Rent within five (5) Business Days of the date the same shall become due and payable and in the event of any failure on the part of Lessee to pay any Supplemental Rent, the Agent (as assignee of Lessor) shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent. All Supplemental Rent to be paid pursuant to this
Section 3.2 shall be payable in the type of funds and in the manner set forth in
Section 3.3.

      Section IV.3 Method of Payment. Basic Rent shall be paid to the Agent, and Supplemental Rent (including amounts due under Article XIV hereof) shall be paid to the Agent (or to such Person as may be entitled thereto) or, in each case, to such Person as the Agent (or such other Person) shall specify in writing to Lessee, and at such place as the Agent (or such other Person) shall specify in writing to Lessee, which specifications by the Agent shall be given by the Agent at least five (5) Business Days prior to the due date therefor. Each payment of Basic Rent and payments of Supplemental Rent hereunder shall be made by Lessee prior to 12:00 p.m. (noon) Atlanta, Georgia time at the place of payment in funds consisting of lawful currency of the United States of America which shall be immediately available on the date when such payment shall be due, unless such date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day.

      Section IV.4 Late Payment. If any Basic Rent shall not be paid on the date when due, Lessee shall pay to the Agent, as Supplemental Rent, interest (to the maximum extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the Business Day of payment thereof at the Overdue Rate.

      Section IV.5 Net Lease; No Setoff, Etc. This Lease is a net lease and notwithstanding any other provision of this Lease, Lessee shall pay all Basic Rent and Supplemental Rent, and all costs, charges, taxes (other than taxes and other items covered by the exclusion described in Section 7.4(b) of the Master Agreement), assessments and other expenses foreseen or unforeseen, for which Lessee or any Indemnitee is or shall become liable by reason of Lessee's or such Indemnitee's estate, right, title or interest in the Leased Property, or that are connected with or arise out of the acquisition (except the initial costs of purchase by Lessor of its interest in the Leased Property, which costs, subject to the terms of the Master Agreement, shall be funded by the Funding Parties pursuant to the Master Agreement), installation, possession, use, occupancy, maintenance, ownership, leasing, repairs and rebuilding of, or addition to, the Leased Property or any portion thereof, and any other amounts payable hereunder and under the other Operative Documents without counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and Lessee's obligation to pay all such amounts throughout the Lease Term is absolute and unconditional. The obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation: (a) any defect in the condition, merchantability, design, quality or fitness for use of the Leased Property or any part thereof, or the failure of the Leased Property to comply with all Applicable Law, including any inability to occupy or use the Leased Property by reason of such non-compliance; (b) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of the Leased Property or any part thereof; (c) any restriction, prevention or curtailment of or interference with any use of the Leased Property or any part thereof including eviction; (d) any defect in title to or rights to the Leased Property or any Lien on such title or rights or on the Leased Property; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by Lessor, the Agent or any Lender; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee, Lessor, any Lender, the Agent or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Lessee, Lessor, any Lender, the Agent or any other Person, or by any court, in any such proceeding; (g) any claim that Lessee has or might have against any Person, including without limitation, Lessor, any vendor, manufacturer, contractor of or for any Building or any part thereof, the Agent or any Lender; (h) any failure on the part of Lessor to perform or comply with any of the terms of this Lease, any other Operative Document or of any other agreement; (i) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof whether or not related to the Transaction; (j) the impossibility or illegality of performance by Lessee, Lessor or both; (k) any action by any court, administrative agency or other Governmental Authority; (l) any restriction, prevention or curtailment of or interference with any use of the Leased Property or any part thereof; or (m) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in
Article XIV or X of this Lease, this Lease shall be noncancellable by Lessee in any circumstance whatsoever and Lessee, to the extent permitted by Applicable Law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by Lessee hereunder. Each payment of Rent made by Lessee hereunder shall be final and Lessee shall not seek or have any right to recover all or any part of such payment from Lessor, the Agent, any Lender or any party to any agreements related thereto for any reason whatsoever. Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Leased Property and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of either Lessee or any subtenant of Lessee on any account or for any reason whatsoever, other than solely by reason of Lessor's or its agent's (other than Lessee) or employee's willful misconduct or gross negligence.

      Section IV.6 Certain Taxes. Without limiting the generality of Section 3.5, Lessee agrees to pay when due all real estate taxes, personal property taxes, gross sales taxes, including any sales or lease tax imposed upon the rental payments hereunder or under a sublease, occupational license taxes, water charges, sewer charges, assessments of any nature and all other governmental impositions and charges of every kind and nature whatsoever (the "tax(es)"), when the same shall be due and payable without penalty or interest; provided, however, that this Section shall not apply to any of the taxes and other items covered by the exclusion described in Section 7.4(b) of the Master Agreement. It is the intention of the parties hereto that, insofar as the same may lawfully be done, Lessor shall be, except as specifically provided for herein, free from all expenses in any way related to the Leased Property and the use and occupancy thereof. Any tax relating to a fiscal period of any taxing authority falling partially within and partially outside the Lease Term, shall be apportioned and adjusted between Lessor and Lessee. Lessee covenants to furnish Lessor and the Agent, upon the Agent's request, within forty-five (45) days after the last date when any tax must be paid by Lessee as provided in this Section 3.6, official receipts of the appropriate taxing, authority or other proof satisfactory to Lessor, evidencing the payment thereof.

      So long as no Event of Default has occurred and is continuing, Lessee may defer payment of a tax so long as the validity or the amount thereof is contested by Lessee with diligence and in good faith; provided, however, that Lessee shall pay the tax in sufficient time to prevent delivery of a tax deed. Such contest shall be at Lessee's sole cost and expense. Lessee covenants to indemnify and save harmless Lessor, the Agent and each Lender from any actual and reasonable costs or expenses incurred by Lessor, the Agent or any Lender as a result of such contest.

      Section IV.7 Utility Charges. Lessee agrees to pay or cause to be paid as and when the same are due and payable all charges for gas, water, sewer, electricity, lights, heat, power, telephone or other communication service and any other utility services used, rendered or supplied to, upon or in connection with the Leased Property.

                                  ARTICLE V.
                                    WAIVERS

      During the Lease Term, Lessor's interest in the Building(s) and the Land is demised and let by Lessor "AS IS" subject to (a) the rights of any parties in possession thereof, (b) the state of the title thereto existing at the time Lessor acquired its interest in the Leased Property, (c) any state of facts which an accurate survey or physical inspection might show (including the survey delivered on the Closing Date), (d) all Applicable Law, and (e) any violations of Applicable Law which may exist upon or subsequent to the commencement of the Lease Term. LESSEE ACKNOWLEDGES THAT, ALTHOUGH LESSOR WILL OWN AND HOLD TITLE TO THE LEASED PROPERTY, LESSOR IS NOT RESPONSIBLE FOR THE DESIGN, DEVELOPMENT, BUDGETING AND CONSTRUCTION OF THE BUILDING(S) OR ANY ALTERATIONS. NEITHER LESSOR, THE AGENT NOR ANY LENDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE VALUE, MERCHANTABILITY, TITLE, HABITABILITY, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE LEASED PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY (OR ANY PART THEREOF), ALL SUCH WARRANTIES BEING HEREBY DISCLAIMED, AND NEITHER LESSOR, THE AGENT NOR ANY LENDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE LEASED PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAW, except that Lessor hereby represents and warrants that the Leased Property is and shall be free of Lessor Liens. As between Lessor and Lessee, Lessee has been afforded full opportunity to inspect the Leased Property, is satisfied with the results of its inspections of the Leased Property and is entering into this Lease solely on the basis of the results of its own inspections and all risks incident to the matters discussed in the two preceding sentences, as between Lessor, the Agent or the Lenders on the one hand, and Lessee, on the other, are to be borne by Lessee. The provisions of this Article IV have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Lessor, the Agent or the Lenders, express or implied, with respect to the Leased Property, that may arise pursuant to any law now or hereafter in effect, or otherwise.


                                  ARTICLE VI.
                     LIENS; EASEMENTS; PARTIAL CONVEYANCES

      Lessee shall not directly or indirectly create, incur or assume, any Lien on or with respect to the Leased Property, the title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Leased Property or by reason of labor or materials furnished or claimed to have been furnished to Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by Lessee from third parties and not financed by Lessor or Alterations constructed by Lessee, except, in all cases, Permitted Liens.

      Notwithstanding the foregoing paragraph, at the request of Lessee, Lessor (and Agent and the Lenders by accepting an assignment of this Lease) shall, from time to time during the Lease Term and upon reasonable advance written notice from Lessee, and receipt of the materials specified in the next succeeding sentence, consent to and join in any (i) grant of easements, licenses, rights of way and other rights in the nature of easements, including, without limitation, utility easements to facilitate Lessee's use, development, construction, repair and operation of the Leased Property, (ii) release or termination of easements, licenses, rights of way or other rights in the nature of easements which are for the benefit of the Land or the Building(s) or any portion thereof, (iii) dedication or transfer of portions of the Land, not improved with a building, for road, highway or other public purposes, (iv) execution of agreements for ingress and egress and amendments to any covenants and restrictions affecting the Land or the Building(s) or any portion thereof and (v) request to any Governmental Authority for platting or subdivision or replatting or resubdivision approval with respect to the Land or any portion thereof or any parcel of land of which the Land or any portion thereof forms a part or a request for any variance from zoning or other governmental requirements. Lessor's obligations pursuant to the preceding sentence shall be subject to the requirements that:

            (a) any such action shall be at the sole cost and expense of Lessee and Lessee shall pay all actual and reasonable out-of-pocket costs of Lessor, the Agent and any Lender in connection therewith (including, without limitation, the reasonable fees of attorneys, architects, engineers, planners, appraisers and other professionals reasonably retained by Lessor, the Agent or any Lender in connection with any such action),

            (b) Lessee shall have delivered to Lessor and Agent a certificate of a Responsible Officer of Lessee stating that

                  (1) such action will not cause the Leased Property, the Land or any Building or any portion thereof to fail to comply in any material respect with the provisions of this Lease or any other Operative Documents, or in any material respect with Applicable Law; and

                  (2) except as to Alterations required by Applicable Law, such action will not materially reduce the Fair Market Sales Value, utility or useful life of the Leased Property, the Land or any Building nor Lessor's interest therein; and

            (c) in the case of any release or conveyance, if Lessor, the Agent or any Lender so reasonably requests, Lessee will cause to be issued and delivered to Lessor and the Agent by the Title Insurance Company an endorsement to the Title Policy pursuant to which the Title Insurance Company agrees that its liability for the payment of any loss or damage under the terms and provisions of the Title Policy will not be affected by reason of the fact that a portion of the real property referred to in Schedule A of the Title Policy has been released or conveyed by Lessor.


                                  ARTICLE VII
                            MAINTENANCE AND REPAIR;
                   ALTERATIONS, MODIFICATIONS AND ADDITIONS

      Section VII.1 Maintenance and Repair; Compliance With Law. Lessee, at its own expense, shall at all times (a) maintain the Leased Property in good repair and condition (subject to ordinary wear and tear), in accordance with prudent industry standards for similar types of property located in the geographical area where the Leased Property is located and, in any event, in no less a manner as other similar office/warehouse buildings owned or leased by Lessee or its Affiliates, (b) make all Alterations in accordance with, and maintain (whether or not such maintenance requires structural modifications or Alterations) and operate and otherwise keep the Leased Property in compliance in all material respects with, all Applicable Laws and insurance requirements, and (c) make all material repairs, replacements and renewals of the Leased Property or any part thereof which may be required to keep the Leased Property in the condition required by the preceding clauses (a) and (b). Lessee shall perform the foregoing maintenance obligations regardless of whether the Leased Property is occupied or unoccupied. Lessee waives any right that it may now have or hereafter acquire to (i) require Lessor, the Agent or any Lender to maintain, repair, replace, alter, remove or rebuild all or any part of the Leased Property or (ii) make repairs at the expense of Lessor, the Agent or any Lender pursuant to any Applicable Law or other agreements or otherwise. NEITHER LESSOR, THE AGENT NOR ANY LENDER SHALL BE LIABLE TO LESSEE OR TO ANY CONTRACTORS, SUBCONTRACTORS, LABORERS, MATERIALMEN, SUPPLIERS OR VENDORS FOR SERVICES PERFORMED OR MATERIAL PROVIDED ON OR IN CONNECTION WITH ANY LEASED PROPERTY OR ANY PART THEREOF. Neither Lessor, the Agent nor any Lender shall be required to maintain, alter, repair, rebuild or replace the Leased Property in any way.

      Section VII.2 Alterations. Lessee may, without the consent of Lessor, at Lessee's own cost and expense, make Alterations which do not materially diminish the value, utility or useful life of the Leased Property.

      Section VII.3 Title to Alterations. Title to all non-severable Alterations and all Alternations required by Applicable Law or by any applicable insurance policy shall without further act vest in Lessor (subject to Lessee's right to remove trade fixtures, refrigeration equipment, racking, conveyor systems, personal property, equipment and other severable Alterations not required by Applicable Law or by any insurance policy which were not acquired with funds advanced by Lessor or any Lender at a time when no Event of Default has occurred and is continuing, title to all of which shall be vested in Lessee) and shall be deemed to constitute a part of the Leased Property and be subject to this Lease. Lessee shall be responsible for the repair of any damage caused by the removal of any Alteration.


                                 ARTICLE VIII.
                                      USE

      Lessee may use the Leased Property or any part thereof for its existing use and any other lawful purpose, provided that such use does not materially adversely affect the Fair Market Sales Value, utility, remaining useful life or residual value of the Leased Property, and does not materially violate or conflict with, or constitute or result in a material default under, any Applicable Law or any insurance policy required hereunder. In the event Lessee's use substantially changes the character of the Building in a manner or to an extent that, in Lessor's or the Lenders' reasonable opinion, adversely affects the Fair Market Sales Value and/or marketability of the Leased Property, Lessee shall, upon the termination or expiration of this Lease, at Lessor's request, restore the Leased Property to its general character at the Closing Date (ordinary wear and tear excepted), unless Lessee has purchased the Leased Property pursuant to the terms of this Lease. Lessee shall not commit or permit any waste of the Leased Property or any material part thereof.

                                  ARTICLE IX.
                                   INSURANCE

            (a) At any time during which any part of the Building or any Alteration is under construction and as to any part of the Building or any Alteration under construction, Lessee shall maintain, or cause to be maintained, at its sole cost and expense, as a part of its blanket policies or otherwise, "all risks" non-reporting completed value form of builder's risk insurance.

            (b) During the Lease Term, Lessee shall maintain, at its sole cost and expense, insurance against loss or damage to any Building by fire and other risks, including comprehensive boiler and machinery coverage, on terms and in amounts no less favorable than insurance covering other similar properties owned or leased by Lessee or its Affiliates, but in no event less than the replacement cost of such Building from time to time.

            (c) During the Lease Term, Lessee shall maintain, at its sole cost and expense, commercial general liability insurance with respect to the Leased Property. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by Lessee or its Affiliates with respect to similar properties that it owns or leases, but in no event less than $3,000,000 per occurrence. Such insurance policies shall also provide that Lessee's insurance shall be considered primary insurance. Nothing in this Article VIII shall prohibit Lessor, the Agent or any Lender from carrying at its own expense other insurance on or with respect to the Leased Property, provided that any insurance carried by Lessor, the Agent or any Lender shall not prevent Lessee from carrying the insurance required hereby.

            (d) Each policy of insurance maintained by Lessee pursuant to clauses (a) and (b) of this Article IX shall provide that all insurance proceeds in respect of any loss or occurrence shall be adjusted by Lessee, except (a) that with respect to any loss, the estimated cost of restoration of which is in excess of $10,000,000, the adjustment thereof shall be subject to the prior written approval of the Agent and the insurance proceeds therefor shall be paid to the Agent for application in accordance with this Lease, and (b) if, and for so long as an Event of Default exists, all losses shall be adjusted solely by, and all insurance proceeds shall be paid solely to, the Agent for application pursuant to this Lease.

            (e) On the Closing Date, Lessee shall furnish Lessor with certificates showing the insurance required under this Article VIII to be in effect and naming Lessor, the Agent and the Lenders as additional insureds. Such certificates shall include a provision for thirty (30) days' advance written notice by the insurer to Lessor and the Agent in the event of cancellation or expiration or nonpayment of premium with respect to such insurance, and shall include a customary breach of warranty clause. Lessee shall provide evidence to Lessor and the Agent that each insurance policy required by this Article VIII has been renewed prior to the scheduled expiration date therefor.

            (f) Each policy of insurance maintained by Lessee pursuant to this
Article VIII shall (1) contain the waiver of any right of subrogation of the insurer against Lessor, the Agent and the Lenders, and (2) provide that in respect of the interests of Lessor, the Agent and the Lenders, such policies shall not be invalidated by any fraud, action, inaction or misrepresentation of Lessee or any other Person acting on behalf of Lessee.

            (g) All insurance policies carried in accordance with this Article VIII shall be maintained with insurers rated at least A by A.M. Best & Company, and in all cases the insurer shall be qualified to insure risks in the State where such Leased Property is located.


                                  ARTICLE X.
                           ASSIGNMENT AND SUBLEASING

      Lessee may not assign any of its right, title or interest in, to or under this Lease, except as set forth in the following sentence. Lessee may assign this Lease to the Guarantor or any Subsidiary (including a Person that becomes a Subsidiary in connection with such assignment), without the consent of the Funding Parties, or to any other Person consented to by the Funding Parties (which consent shall not be unreasonably withheld, conditioned or delayed), provided that in each case other than an assignment to the Guarantor, the Guarantor shall have reaffirmed its obligations under the Guaranty in writing. Lessee may sublease all or any portion of the Leased Property to any Person without the consent of the Funding Parties, provided that (a) all obligations of Lessee shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no sublease had been made, such sublease shall be expressly subject and subordinate to this Lease, the Loan Agreement and the other Operative Documents, and each such sublease shall terminate on or before the Lease Termination Date and (b) the Guarantor shall have reaffirmed its obligations under the Guaranty in writing.

      Except pursuant to an Operative Document, this Lease shall not be mortgaged or pledged by Lessee, nor shall Lessee mortgage or pledge any interest in the Leased Property or any portion thereof. Any such mortgage or pledge shall be void.

                                  ARTICLE XI.
                   LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE

        Section XI.1 Event of Loss. Any event (i) which would otherwise constitute a Casualty during the Base Term, and (ii) which, in the good-faith judgment of Lessee, renders repair and restoration of the Leased Property impractical or uneconomical, and (iii) as to which Lessee, within sixty (60) days after the occurrence of such event, delivers to Lessor an Officer's Certificate notifying Lessor of such event and of such judgment, shall constitute an "Event of Loss". In the case of any other event which constitutes a Casualty, Lessee shall restore the Leased Property pursuant to Section 10.3. If an Event of Loss other than an Event of Taking shall occur, Lessee shall pay to Lessor on the next Payment Date occurring not less than 90 days following delivery of the Officer's Certificate pursuant to clause (iii) above an amount equal to the Lease Balance. Upon Lessor's receipt of such Lease Balance on such date, Lessor shall cause Lessor's interest in the Leased Property to be conveyed to Lessee in accordance with and subject to the provisions of Section 14.5 hereof; upon completion of such purchase, but not prior thereto, this Lease and all obligations hereunder shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, that have arisen or relate to events occurring on or prior to such date of purchase, or which are expressly stated herein to survive termination of this Lease.

      Upon the consummation of the purchase of the Leased Property pursuant to this Section 10.1, any proceeds derived from insurance required to be maintained by Lessee pursuant to this Lease for the Leased Property remaining after payment of such purchase price shall be paid over to, or retained by, Lessee or as it may direct, and Lessor shall assign to Lessee, without warranty, all of Lessor's rights to and interest in insurance required to be maintained by Lessee pursuant to this Lease.

        Section XI.2 Event of Taking. Any event (i) which constitutes a Condemnation of all of, or substantially all of, the Leased Property, or (ii)
(A) which would otherwise constitute a Condemnation, (B) which, in the good-faith judgment of Lessee, renders restoration and rebuilding of the Leased Property impossible, impractical or uneconomical, and (C) as to which Lessee, within sixty (60) days after the occurrence of such event, delivers to Lessor an Officer's Certificate notifying Lessor of such event and of such judgment, shall constitute an "Event of Taking". In the case of any other event which constitutes a Condemnation, Lessee shall restore and rebuild the Leased Property pursuant to Section 10.4. If an Event of Taking shall occur, Lessee shall pay to Lessor (1) on the next Payment Date occurring not less than ninety (90) days after the occurrence of such Event of Taking, in the case of an Event of Taking described in clause (i) above, or (2) on the next Payment Date occurring not less than ninety (90) days after delivery of the Officer's Certificate pursuant to clause (ii) above, in the case of an Event of Taking described in clause (ii) above, an amount equal to the Lease Balance. Upon Lessor's receipt of such Lease Balance on such date, Lessor shall cause Lessor's interest in the Leased Property to be conveyed to Lessee in accordance with and subject to the provisions of Section 14.5 hereof (provided that such conveyance shall be subject to all rights of the condemning authority); upon completion of such purchase, but not prior thereto, this Lease and all obligations hereunder shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, that have arisen or relate to events occurring on or prior to such date of purchase, or which are expressly stated herein to survive termination of this Lease.

      Upon the consummation of the purchase of the Leased Property pursuant to this Section 10.2, all Awards received by Lessor, after deducting any reasonable costs incurred by Lessor in collecting such Awards, received or payable on account of an Event of Taking with respect to the Leased Property during the Lease Term shall be paid to Lessee, and all rights of Lessor in Awards not then received shall be assigned to Lessee by Lessor.

        Section XI.3 Casualty. If a Casualty shall occur and this Lease is not terminated pursuant to Section 10.1, Lessee shall rebuild and restore the Leased Property, and will complete the same prior to the Lease Termination Date, regardless of whether insurance proceeds received as a result of such Casualty are sufficient for such purpose, unless Lessee purchases the Leased Property in accordance with the terms of this Lease.

        Section XI.4 Condemnation. If a Condemnation shall occur and this Lease is not terminated pursuant to Section 10.1, Lessee shall rebuild and restore the Leased Property, and will complete the same prior to the Lease Termination Date, unless Lessee purchases the Leased Property in accordance with the terms of this Lease.

      Section XI.5 Verification of Restoration and Rebuilding. In the event of Casualty or Condemnation in excess of $10,000,000, to verify Lessee's compliance with the foregoing Sections 10.3 and 10.4, Lessor, the Agent, the Lenders and their respective authorized representatives may, upon five (5) Business Days' prior notice to Lessee, make inspections of the Leased Property with respect to
(i) the extent of the Casualty or Condemnation and (ii) the restoration and rebuilding of the Building and the Land. All actual and reasonable out-of-pocket costs of such inspections incurred by Lessor, the Agent or any Lender will be paid by Lessee promptly after written request. No such inspection shall unreasonably interfere with Lessee's operations or the operations of any other occupant of the Leased Property. None of the inspecting parties shall have any duty to make any such inspection or inquiry and none of the inspecting parties shall incur any liability or obligation by reason of making or not making any such inspection or inquiry (other than for such inspecting party's gross negligence or willful misconduct).

      Section XI.6 Application of Payments. All proceeds (except for payments under insurance policies maintained other than pursuant to Article VIII of this Lease) received at any time by Lessor, Lessee or the Agent from any Governmental Authority or other Person with respect to any Condemnation or Casualty to the Leased Property or any part thereof or with respect to an Event of Loss or an Event of Taking, plus the amount of any payment that would have been due from an insurer but for Lessee's self-insurance or deductibles ("Loss Proceeds"), shall (except to the extent Section 10.9 applies) be applied as follows:

            (a) In the event Lessee purchases the Leased Property pursuant to
      Section 10.1 or Section 10.2, such Loss Proceeds shall be applied as set forth in Section 10.1 or Section 10.2, as the case may be;

            (b) In the event of a Casualty at such time when no Event of Default has occurred and is continuing and Lessee is obligated to repair and rebuild the Leased Property pursuant to Section 10.3, Lessee may, in good faith and subsequent to the date of such Casualty, certify to Lessor and to the applicable insurer that no Event of Default has occurred and is continuing, in which event the applicable insurer shall pay the Loss Proceeds to Lessee, unless the estimated cost of restoration exceeds $10,000,000, in which case the Loss Proceeds shall be paid to the Agent, and shall be promptly released to Lessee upon certification by Lessee to Lessor and the Agent that Lessee has incurred costs in the amount requested to be released for the repair and rebuilding of the Leased Property (and any such funds remaining after completion of such repair and rebuilding shall be released to Lessee);

            (c) In the event of a Condemnation at such time when no Event of Default has occurred and is continuing and Lessee is obligated to repair and rebuild the Leased Property pursuant to Section 10.4, Lessor shall upon Lessee's request assign to Lessee Lessor's interest in any applicable Awards; and

            (d) As provided in Section 10.8, if such section is applicable.

      During any period of repair or rebuilding pursuant to this Article X, this Lease will remain in full force and effect and Basic Rent shall continue to accrue and be payable without abatement or reduction. Lessee shall maintain records setting forth information relating to the receipt and application of payments in accordance with this Section 10.6. Such records shall be kept on file by Lessee at its offices and shall be made available to Lessor, the Lenders and the Agent upon request.

        Section XI.7 Prosecution of Awards. (a) If, during the continuance of any Event of Default, any Condemnation shall occur, Lessee shall give to Lessor and the Agent promptly, but in any event within thirty (30) days after the occurrence thereof, written notice of such occurrence and the date thereof, generally describing the nature and extent of such Condemnation. With respect to any Event of Taking or any Condemnation, Lessee shall control the negotiations with the relevant Governmental Authority as to any proceeding in respect of which Awards are required, under Section 10.6, to be assigned or released to Lessee, unless an Event of Default shall have occurred and be continuing, in which case (1) the Agent (or Lessor if the Funded Amounts have been fully paid) shall control such negotiations; and (2) Lessee hereby irrevocably assigns, transfers and sets over to Lessor all rights of Lessee to any Award made during the continuance of an Event of Default on account of any Event of Taking or any Condemnation and, if there will not be separate Awards to Lessor and Lessee on account of such Event of Taking or Condemnation, irrevocably authorizes and empowers the Agent (or Lessor if the Funded Amounts have been fully paid) during the continuance of an Event of Default, with full power of substitution, in the name of Lessee or otherwise (but without limiting the obligations of Lessee under this Article X), to file and prosecute what would otherwise be Lessee's claim for any such Award and to collect, receipt for and retain the same; provided, however, that in any event Lessor and the Agent may participate in such negotiations, and no settlement will be made without the prior consent of the Agent (or Lessor if the Funded Amounts have been fully paid), not to be unreasonably withheld.

      (b) Notwithstanding the foregoing, Lessee may prosecute, and Lessor shall have no interest in, any claim with respect to Lessee's personal property and equipment not financed by Lessor and Lessee's relocation expenses.

      Section XI.8 Application of Certain Payments Not Relating to an Event of Taking. In case of a requisition for temporary use of all or a portion of the Leased Property which is not an Event of Taking, this Lease shall remain in full force and effect, without any abatement or reduction of Basic Rent, and the Awards for the Leased Property shall, unless an Event of Default has occurred and is continuing, be paid to Lessee.

      Section XI.9 Other Dispositions. Notwithstanding the foregoing provisions of this Article X, so long as an Event of Default shall have occurred and be continuing, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, Lessee pursuant to this Article X shall be paid to the Agent (or Lessor if the Funded Amounts have been fully paid) as security for the obligations of Lessee under this Lease and, at such time thereafter as no Event of Default shall be continuing, such amount, with the earnings thereon, if any, shall be paid promptly to Lessee to the extent not previously applied by Lessor or the Agent in accordance with the terms of this Lease or the other Operative Documents.

      Section XI.10 No Rent Abatement. Rent shall not abate hereunder by reason of any Casualty, any Event of Loss, any Event of Taking or any Condemnation of the Leased Property, and Lessee shall continue to perform and fulfill all of Lessee's obligations, covenants and agreements hereunder notwithstanding such Casualty, Event of Loss, Event of Taking or Condemnation until the Lease Termination Date.


                                  ARTICLE XII.
                          INTEREST CONVEYED TO LESSEE

       (a) It is the intent of the parties hereto that: (i) this Lease constitutes an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, for purposes of Lessee's financial reporting, and
(ii) for purposes of Federal, state and local income tax, the transaction contemplated by this Lease is a financing arrangement and transfers ownership in the Leased Property to the Lessee.

      (b) Insofar as the transactions hereby are intended to be a financing arrangement, it is the intent of the parties hereto that (i) the obligations of the Lessee under the Lease to pay Basic Rent and Supplemental Rent (other than Supplemental Rent related to indemnity payments) or the Lease Balance in connection with any purchase of the Leased Property pursuant to this Lease shall be treated as payments of interest on and principal of, respectively, loans from the Lessor and the Lenders to the Lessee, and (ii) this Lease grants, subject to Permitted Liens, a security interest and mortgage or deed of trust or lien, as the case may be, in the Leased Property to the Lessor and the Lenders to secure Lessee's performance under and payment of all amounts due to the Agent and the Funding Parties under this Lease and the other Operative Documents.

      (c) Specifically, without limiting the generality of subsection (b) of this Article XI, the Lessor and the Lessee intend and agree that with respect to the nature of the transactions evidenced by this Lease in the context of the exercise of remedies under the Operative Documents, including, without limitation, in the case of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting the Lessee or the Lessor or any enforcement or collection actions, the transactions evidenced by this Lease are loans made by the Lessor and the Lenders as unrelated third party lenders to the Lessee secured by the Leased Property (it being understood that Lessee hereby mortgages, grants, conveys, assigns, warrants, transfers and sets over to the Lessor, and grants a security interest in, the Leased Property (consisting of a fee mortgage with respect to Lessor's fee interest in the Land and Buildings) to the Lessor and the Lenders to secure such loans, effective on the date hereof, in each case subject to Permitted Liens, to have and to hold such interests in the Leased Property unto the Lessor and the Lenders and their respective successors and assigns, forever, provided always that these presents are upon the express condition that, if all amounts due under this Lease shall have been paid and satisfied in full and all obligations of the Lessor, the Agent and the Lenders under the Operative Documents to advance funds shall have been terminated, then this instrument and the estate hereby granted shall cease and become void).

      (d) Specifically, but without limiting the generality of subsection (b) of this Article XI, the Lessor and the Lessee further intend and agree that, for the purpose of securing the Lessee's obligations for the repayment of the above-described loans from the Lessor and the Lenders to the Lessee, (i) this Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code and a real property mortgage or deed of trust; (ii) the conveyance provided for hereby shall be deemed to be a grant by the Lessee to the Lessor and the Lenders of a mortgage lien and security interest in all of the Lessee's right, title and interest in and to the Leased Property and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property (consisting of a fee mortgage with respect to Lessor's fee interest in the Land and Building) to the Lessor and the Lenders to secure such Loans, effective on the date hereof, to have and to hold such interests in the Leased Property unto the Lessor and the Lenders and their respective successors and assigns, forever, provided always that these presents are upon the express condition that, if all amounts due under this Lease to the Agent and the Funding Parties shall have been paid and satisfied in full and all obligations of the Lessor, the Agent and the Lenders under the Operative Documents to advance funds shall have been terminated, then this instrument and the estate hereby granted shall cease and become void; (iii) the possession by the Lessor or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of the Lessee shall be deemed to have been given for the purpose of perfecting such security interest under Applicable Law. The Lessor and the Lessee shall, to the extent consistent with this Lease, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that, if this Lease were deemed to create a security interest in the Leased Property in accordance with this Section, such security interest would be deemed to be a perfected security interest of first priority under Applicable Law and will be maintained as such throughout the Lease Term.

      (e) Without limiting any other remedies set forth in this Lease, in the event that a court of competent jurisdiction rules that this Lease constitutes a mortgage, deed of trust or other secured financing as is the intent of the parties (to the extent that the transactions contemplated hereby are intended to be a financing arrangement), then the Lessor and the Lessee agree that the following terms shall apply:

            (A) If an Event of Default has occurred and is continuing, the Lessor may, either in person or by an agent or court-appointed receiver, and without regard to the adequacy of its security:

            (i) commence an action to foreclose this instrument or specifically enforce any of the covenants hereof;

            (ii) enter upon and take possession of the Leased Property or any part thereof and do any acts which it deems necessary or desirable (including without limitation the construction of improvements and the making of alterations) to preserve the value, marketability or rentability of the Leased Property or any part thereof or interest therein, increase the income therefrom or protect the lien and security hereof;

            (iii) with or without entering upon and taking possession of the Leased Property (A) direct, or cause the Lessee to direct, all tenants or other obligors under all leases to pay all rents directly to the Lessor,
      (B) collect all rents as the same become due and payable, (C) take such action as the Lessor shall deem necessary or desirable in order to enforce the provisions of any lease and (D) amend, modify, extend, enter into or terminate any lease or waive performance by any tenant or other obligor thereunder of any provision thereof, in the name of the Lessee or otherwise;

            (iv) bring an appropriate action from time to time to recover any sums required to be paid by the Lessee under the terms of this instrument as they become due, without regard to whether or not any other sums secured by this instrument shall be due, and without prejudice to the right of the Lessor thereafter to bring an action of mortgage foreclosure, or any other action, for any Event of Default existing at the time the earlier action was commenced; or

            (v) exercise any other remedy available to it hereunder, at law or in equity.

            (B) If an Event of Default shall have occurred and be continuing, the Lessor, as a matter of right and without notice to the Lessee, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Leased Property, and the Lessee hereby irrevocably consents to any such appointment. Any such receiver(s) shall have all of the usual powers and duties of receivers in like or similar cases and all of the powers and duties of the Lessor in case of entry as provided above, and shall continue as such and exercise such powers until the date of confirmation of the sale of the Property unless such receivership is sooner terminated.

            (f) SOLELY FOR THE PURPOSE OF OBTAINING POSSESSION OF THE SUBJECT PROPERTY AT ANY TIME WHEN AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, THE LESSEE HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY, PROTHONOTARY OR CLERK OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR THE LESSEE AND ALL PERSONS CLAIMING UNDER OR THROUGH THE LESSEE, AS OF ANY TERM OR TIME, TO COMMENCE AN AMICABLE ACTION IN EJECTMENT FOR POSSESSION OF THE LEASED PROPERTY AND TO APPEAR IN SUCH COURT FOR AND TO CONFESS JUDGMENT AGAINST THE LESSEE, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH THE LESSEE, IN FAVOR OF THE LESSOR, FOR RECOVERY BY THE LESSOR OF POSSESSION THEREOF, FOR WHICH THIS INSTRUMENT, OR A COPY THEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY BE ISSUED FOR POSSESSION OF THE PROPERTY, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER, AND WITHOUT ANY STAY OF EXECUTION. THE LESSEE HEREBY IRREVOCABLY WAIVES AND RELEASES ALL ERRORS IN SAID PROCEEDINGS AND IN THE ENTRY OF ANY JUDGMENT RESULTING THEREFROM, STAY OF EXECUTION, THE RIGHT OF INQUISITION AND EXTENSION OF TIME OF PAYMENT. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED IT SHALL BE DISCONTINUED, OR POSSESSION OF THE LEASED PROPERTY SHALL REMAIN IN OR BE RESTORED TO THE LESSEE, THE LESSOR SHALL HAVE THE RIGHT FOR THE SAME EVENT OF DEFAULT OR ANY SUBSEQUENT EVENT OF DEFAULT TO BRING ONE OR MORE FURTHER AMICABLE ACTIONS AS ABOVE PROVIDED TO RECOVER POSSESSION OF THE LEASED PROPERTY. THE LESSOR MAY BRING AN AMICABLE ACTION IN EJECTMENT AND CONFESS JUDGMENT THEREIN BEFORE OR AFTER THE INSTITUTION OF PROCEEDINGS TO FORECLOSE THIS INSTRUMENT, OR AFTER ENTRY OF JUDGMENT THEREIN, OR AFTER SHERIFF SALE OF THE SUBJECT PROPERTY IN WHICH THE LESSOR IS THE SUCCESSFUL BIDDER. THE AUTHORIZATION TO PURSUE SUCH PROCEEDINGS FOR OBTAINING POSSESSION AND TO CONFESS JUDGMENT THEREIN IS AN ESSENTIAL PART OF THE REMEDIES FOR ENFORCEMENT OF THIS INSTRUMENT AND SHALL SURVIVE ANY EXECUTION SALE TO THE LESSOR.

            THE LESSEE EXPRESSLY ACKNOWLEDGES THAT THIS IS A COMMERCIAL TRANSACTION, THAT THE FOREGOING PROVISION FOR CONFESSION OF JUDGMENT HAS BEEN READ, UNDERSTOOD AND VOLUNTARILY AGREED TO BY THE LESSEE AND THAT BY AGREEING TO SUCH PROVISION THE LESSEE IS WAIVING IMPORTANT LEGAL RIGHTS, INCLUDING ANY RIGHT TO NOTICE OR A HEARING WHICH MIGHT OTHERWISE BE REQUIRED BEFORE ENTRY OF JUDGMENT HEREUNDER.

            (g) The Lessee hereby waives the benefit of all appraisement, valuation, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of the Leased Property or any interest therein. Notwithstanding the foregoing, should the Lessor commence an action for the foreclosure of the mortgage created by this
Article XI, the Lessee shall have the right, at any time prior to the sale of the Leased Property by the sheriff, to redeem the Leased Property by payment of the Lease Balance and any other amounts due and owing by the Lessee to the Agent or the Funding Parties under the Operative Documents.

            (h) The Lessor shall be entitled to enforce payment of the indebtedness and performance of the obligations secured hereby and to exercise all rights and powers under this instrument or under any of the other Operative Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this instrument nor its enforcement, shall prejudice or in any manner affect the Lessor's right to realize upon or enforce any other security now or hereafter held by the Lessor, it being agreed that the Lessor shall be entitled to enforce this instrument and any other security now or hereafter held by the Lessor in such order and manner as the Lessor may determine in its absolute discretion. No remedy herein conferred upon or reserved to the Lessor is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to the Lessor or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Lessor. In no event shall the Lessor, in the exercise of the remedies provided in this instrument (including, without limitation, in connection with the assignment of rents to Lessor, or the appointment of a receiver and the entry of such receiver on to all or any part of the Leased Property), be deemed a "mortgagee in possession," and the Lessor shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies, except for its gross negligence and willful misconduct.

      (i) (1) In the event that a court of competent jurisdiction rules that this instrument constitutes a mortgage, deed of trust or other secured financing as is the intent of the parties to the extent that the transactions contemplated hereby are intended to be a financing arrangement, this instrument shall be deemed to be an Open-End Mortgage as defined in 42 Pa. C.S.A. ' 8143(f) and, as such, is entitled to the benefits of Senate Bill 693, 1989 session of the General Assembly of Pennsylvania (the "Act") as codified at 42 Pa. C.S.A. '8143 et seq. The parties to this instrument intend that, in addition to any other debt or obligations secured hereby, this instrument shall secure unpaid balances of advances made pursuant to the Operative Documents after this instrument is left for recordation with the Recorder's Office of the County where the Leased Property is located, whether such advances are made pursuant to an obligation of the Lessor or otherwise. The maximum amount of unpaid indebtedness secured by this instrument is $58,000,000.00, which indebtedness may consist of present and future loans made under the Operative Documents, interest thereon, fees payable pursuant thereto, advances made with respect to the Leased Property for the payment of, among other things, taxes, assessments, maintenance charges, insurance premiums and the like, and costs and expenses, including but not limited to attorney's fees, incurred for the protection of the Leased Property or the lien and security of this instrument or by reason of an Event of Default.



                                 ARTICLE XIII.
                               EVENTS OF DEFAULT

      The following events shall constitute Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

      (a) Lessee shall fail to make any payment of Basic Rent when due, and such failure shall continue for three (3) or more Business Days;

      (b) Lessee shall fail to make any payment of Rent (other than Basic Rent) or any other amount payable hereunder or under any of the other Operative Documents (other than Basic Rent and other than as set forth in clause (c)), and such failure shall continue for a period of ten (10) days;

      (c) Lessee shall fail to pay the Lease Balance when due pursuant to
Section 10.1, 10.2, 14.1 or 14.2, or Lessee shall fail to pay the Recourse Deficiency Amount when required pursuant to Article XIV, or the Guarantor shall fail to comply with Section 5.26 of the Master Agreement;

      (d) Lessee shall fail to maintain insurance as required by Article VIII hereof, and such failure shall continue until the earlier of (i) 30 days after written notice thereof from Lessor and (ii) the day immediately preceding the date on which any applicable insurance coverage would otherwise lapse or terminate;

      (e) the Guarantor or any of its Subsidiaries (including Lessee) shall (i) default in the payment of any Debt the aggregate outstanding amount of which Debt is in excess of $10,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created, (ii) default in the payment of an amount due under a synthetic or other structured lease (other than this Lease) the aggregate implied principal amount of which lease calculated in accordance with applicable Federal income tax laws and regulations is in excess of $10,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such lease was created, or (iii) default in the observance or performance of any other agreement or condition relating to any such Debt or any such lease or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt or such lease (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt or any such lease to become due prior to its stated maturity (any applicable grace period having expired);

      (f) the Guarantor or any Subsidiary (including Lessee) shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due,
(vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing;

      (g) A case or other proceeding shall be commenced against the Guarantor or any Subsidiary (including Lessee) in any court of competent jurisdiction seeking
(i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for Lessee or any Subsidiary or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered;

      (h) any representation or warranty by Lessee or the Guarantor in any Operative Document or in any certificate or document delivered to Lessor, the Agent or any Lender pursuant to any Operative Document shall have been incorrect in any material respect when made;

      (i) the Guarantor shall repudiate or terminate the Guaranty, or the Guaranty shall at any time cease to be in full force and effect or cease to be the legal, valid and binding obligation of Lessee;

      (j) Lessee or the Guarantor shall fail in any material respect to timely, perform or observe any covenant, condition or agreement (not included in clause
(a), (b), (c), (d), (e), (f), (g), (h) or (i) of this Article XII) to be performed or observed by it hereunder or under any other Operative Document and such failure shall continue for a period of 30 days after Lessee's or the Guarantor's, as the case may be, receipt of written notice thereof from Lessor, the Agent or any Lender;

      (k) Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall obtain ownership or control in one or more series of transactions of thirty percent (30%) or more of the common stock or thirty percent (30%) or more of the voting power of the Guarantor entitled to vote in the election of members of the board of directors of the Guarantor or there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $10,000,000 any Achange in control@ (as defined in such indenture or other evidence of Debt) obligating the Guarantor to repurchase, redeem or repay all or any part of the Debt provided for therein (any such event, a AChange in Control@);

      (l) The occurrence of any of the following events: (i) the Guarantor or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Guarantor or any ERISA Affiliate is required to pay as contributions thereto, except in cases in which a failure to make such payment is not reasonably likely to result, in any given instance or in the aggregate, in liability of the Guarantor or any ERISA Affiliate in excess of $25,000,000, (ii) an accumulated funding deficiency in excess of $25,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Guarantor or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $25,000,000; and

      (m) A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $10,000,000 in any Fiscal Year shall be entered against the Guarantor or any of its Subsidiaries (including Lessee) by any court and such judgment or order shall continue undischarged or unstayed for a period of thirty (30) days.


                                 ARTICLE XIV.
                                  ENFORCEMENT

      Section XIV.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, Lessor may do one or more of the following as Lessor in its sole discretion shall determine, without limiting any other right or remedy Lessor may have on account of such Event of Default (including, without limitation, the obligation of Lessee to purchase the Leased Property as set forth in Section 14.3):

      (a) Lessor may, by notice to Lessee, terminate this Lease as of the date specified in such notice; however, (A) no reletting, reentry or taking of possession of the Leased Property by Lessor will be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee, (B) notwithstanding any reletting, reentry or taking of possession, Lessor may at any time thereafter elect to terminate this Lease for a continuing Event of Default, and (C) no act or thing done by Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Leased Property shall be valid unless the same be made in writing and executed by Lessor;

      (b) Lessor may (i) demand that Lessee, and Lessee shall upon the written demand of Lessor, return the Leased Property promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles VI and XIV hereof as if the Leased Property were being returned at the end of the Lease Term, and Lessor shall not be liable for the reimbursement of Lessee for any costs and expenses incurred by Lessee in connection therewith and (ii) without prejudice to any other remedy which Lessor may have for possession of the Leased Property, and to the extent and in the manner permitted by Applicable Law, enter upon the Leased Property and take immediate possession of (to the exclusion of Lessee) the Leased Property or any part thereof and expel or remove Lessee and any other person who may be occupying the Leased Property, by summary proceedings or otherwise, all without liability to Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor's other damages, Lessee shall be responsible for the actual and reasonable costs and expenses of reletting, including brokers' fees and the reasonable costs of any alterations or repairs made by Lessor;

      (c) Lessor may (i) sell all or any part of the Leased Property at public or private sale, as Lessor may determine, free and clear of any rights of Lessee and, except as required by Applicable Law, without any duty to account to Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by clause (ii) below if Lessor shall elect to exercise its rights thereunder) in which event Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) if Lessor shall so elect, demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Lessor's actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due for periods commencing on or after the Payment Date coinciding with such date of sale (or, if the sale date is not a Payment Date, the Payment Date next preceding the date of such sale)), an amount equal to (a) the excess, if any, of (1) the sum of (A) all Rent due and unpaid to and including such Payment Date and (B) the Lease Balance, computed as of such date, over (2) the net proceeds of such sale (that is, after deducting all costs and expenses incurred by Lessor, the Agent or any Lender incident to such conveyance (including, without limitation, all costs, expenses, fees, premiums and taxes described in Section 14.5(b))); plus (b) interest at the Overdue Rate on the foregoing amount from such Payment Date until the date of payment;

      (d) Lessor may, at its option, not terminate this Lease, and continue to collect all Basic Rent, Supplemental Rent, and all other amounts (including, without limitation, the Lease Balance) due Lessor (together with all costs of collection) and enforce Lessee's obligations under this Lease as and when the same become due, or are to be performed, and at the option of Lessor, upon any abandonment of the Leased Property by Lessee or re-entry of same by Lessor, Lessor may, in its sole and absolute discretion, elect not to terminate this Lease with respect thereto and may make such reasonable alterations and necessary repairs in order to relet the Leased Property, and relet the Leased Property or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by Lessor from such reletting shall be applied to Lessee's obligations hereunder in such order, proportion and priority as Lessor may elect in Lessor's sole and absolute discretion. If such rentals received from such reletting during any Rent Period are less than the Rent to be paid during that Rent Period by Lessee hereunder, Lessee shall pay any deficiency, as calculated by Lessor, to Lessor on the Payment Date for such Rent Period;

      (e) If the Leased Property has not been sold, Lessor may, whether or not Lessor shall have exercised or shall thereafter at any time exercise any of its rights under paragraph (b), (c) or (d) of this Article XIII with respect to the Leased Property, demand, by written notice to Lessee specifying a date (the "Final Rent Payment Date") not earlier than 30 days after the date of such notice, that Lessee purchase, on the Final Rent Payment Date, the Leased Property in accordance with the provisions of Sections 14.2, 14.4 and 14.5; provided, however, that (1) such purchase shall occur on the date set forth in such notice, notwithstanding the provision in Section 14.2 calling for such purchase to occur on the Lease Termination Date; and (2) Lessor's obligations under Section 14.5(a) shall be limited to delivery of a special warranty deed and quit claim bill of sale of the Leased Property, without recourse or warranty, but free and clear of Lessor Liens;

      (f) Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any Rent Period(s), and such suits shall not in any manner prejudice Lessor's right to collect any such damages for any subsequent Rent Period(s), or Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term; or

      (g) Lessor may retain and apply against Lessor's damages all sums which Lessor would, absent such Event of Default, be required to pay to, or turn over to, Lessee pursuant to the terms of this Lease.

      Section XIV.2 Remedies Cumulative; Redemption Right; No Waiver; Consen.
To the extent permitted by, and subject to the mandatory requirements of, Applicable Law, each and every right, power and remedy herein specifically given to Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. Notwithstanding the foregoing or any provision of Article XI, so long as Lessee purchases the Leased Property in accordance with Sections 14.2, 14.4 and 14.5 (including the payment of the Lease Balance in cash) prior to the sale of the Leased Property by the sheriff, the Lessor shall have neither the right to conclude the sheriff's sale nor the right to exercise any other remedy set forth in Article XI or Section
13.1. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Lessee or to be an acquiescence therein. Lessor's consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor's consent, in the future, to all similar requests. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Potential Event of Default or Event of Default. To the extent permitted by Applicable Law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use the Leased Property or part thereof in mitigation of Lessor's damages upon the occurrence of an Event of Default or that may otherwise limit or modify any of Lessor's rights or remedies under this
Article XIII.


                                 ARTICLE XV.
             SALE, RETURN OR PURCHASE OF LEASED PROPERTY; RENEWAL

      Section XV.1 Lessee's Option to Purchase. Subject to the terms, conditions and provisions set forth in this Article XIV, Lessee shall have the option (the "Purchase Option"), to be exercised as set forth below, to purchase from Lessor, Lessor's interest in the Leased Property. Such option must be exercised by written notice to Lessor not later than twelve months prior to the Lease Termination Date which notice shall be irrevocable; such notice shall specify the date that such purchase shall take place, which date shall be a date occurring not less than thirty (30) days after such notice or the Lease Termination Date (whichever is earlier). If the Purchase Option is exercised pursuant to the foregoing, then, subject to the provisions set forth in this
Article XIV, on the applicable purchase date or the Lease Termination Date, as the case may be, Lessor shall convey to Lessee, and Lessee shall purchase from Lessor, Lessor's interest in the Leased Property in accordance with Section 14.5.

      Section XV.2 Conveyance to Lessee. Unless (a) Lessee shall have properly exercised the Purchase Option and purchased the Leased Property pursuant to
Section 14.1 hereof, or (b) Lessee shall have properly exercised the Remarketing Option or the Surrender Option and shall have fulfilled all of the conditions of
Section 14.6 hereof, then, subject to the terms, conditions and provisions set forth in this Article XIV, Lessee shall purchase from Lessor, and Lessor shall convey to Lessee, on the Lease Termination Date all of Lessor's interest in the Leased Property in accordance with Section 14.5. Lessee may designate, in a notice given to Lessor not less than ten (10) Business Days prior to the closing of such purchase (time being of the essence), the transferee to whom the conveyance shall be made (if other than to Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee shall not cause Lessee to be released, fully or partially, from any of its obligations under this Lease.

      Section XV.3 Acceleration of Purchase Obligation. Lessee shall be obligated to purchase Lessor's interest in the Leased Property immediately, automatically and without notice upon the occurrence of any Event of Default specified in clause (f) or (g) of Article XII, for the purchase price set forth in Section 14.4. Upon the occurrence and during the continuance of any other Event of Default, Lessee shall be obligated to purchase Lessor's interest in the Leased Property for the purchase price set forth in Section 14.4 upon notice of such obligation from Lessor.

      Section XV.4 Determination of Purchase Price. Upon the purchase by Lessee of Lessor's interest in the Leased Property upon the exercise of the Purchase Option or pursuant to Section 14.2 or 14.3, the purchase price for the Leased Property shall be an amount equal to the Lease Balance as of the closing date for such purchase, plus any amount due pursuant to Section 7.5 of the Master Agreement as a result of such purchase.

      Section XV.5 Purchase Procedure. (a) If Lessee shall purchase Lessor's interest in the Leased Property pursuant to any provision of this Lease, (i) Lessee shall accept from Lessor and Lessor shall convey the Leased Property by a duly executed and acknowledged special warranty deed and quit claim bill of sale of the Leased Property in recordable form, (ii) upon the date fixed for any purchase of Lessor's interest in the Leased Property hereunder, Lessee shall pay to the order of the Agent the Lease Balance, plus any amount due pursuant to
Section 7.5 of the Master Agreement as a result of such purchase by wire transfer of immediately available funds, and (iii) Lessor will execute and deliver to Lessee such other documents, including releases, termination agreements and termination statements, as may be legally required or as may be reasonably requested by Lessee in order to effect such conveyance, free and clear of Lessor Liens and the Liens of the Operative Documents.

      (b) Lessee shall, at Lessee's sole cost and expense, obtain all required governmental and regulatory approval and consents and shall make such filings as required by Applicable Law, and Lessor shall cooperate with Lessee upon Lessor's request in connection therewith; in the event that Lessor is required by Applicable Law to take any action in connection with such purchase and sale, Lessee shall pay all costs incurred by Lessor in connection therewith. In addition, all charges incident to such conveyance, including, without limitation, Lessee's reasonable attorneys' fees, Lessor's reasonable attorneys' fees, commissions, Lessee's and Lessor's escrow fees, recording fees, title insurance premiums and all applicable documentary transfer or other transfer taxes and other taxes required to be paid in order to record the transfer documents that might be imposed by reason of such conveyance and the delivery of such deed shall be borne entirely and paid by Lessee.

      (c) Upon expiration or termination of this Lease resulting in conveyance of Lessor's interest in the title to the Leased Property to Lessee, there shall be no apportionment of rents (including, without limitation, water rents and sewer rents), taxes, insurance, utility charges or other charges payable with respect to the Leased Property, all of such rents, taxes, insurance, utility or other charges due and payable with respect to the Leased Property prior to termination being payable by Lessee hereunder and all due after such time being payable by Lessee as the then owner of the Leased Property.

      Section XV.6 Option to Remarket; Surrender Option. Subject to the fulfillment of each of the conditions set forth in this Section 14.6, Lessee shall have the option to either (i) market the Leased Property for Lessor (the "Remarketing Option") or (ii) surrender the Leased Property to Lessor (the "Surrender Option").

      Lessee's effective exercise and consummation of the Remarketing Option or the Surrender Option, as the case may be, shall be subject to the due and timely fulfillment of each of the following provisions, the failure of any of which shall render the Remarketing Option or the Surrender Option, as the case may be, and Lessee's exercise thereof null and void, in which event, Lessee shall be obligated to perform its obligations under Section 14.2.

            (a) Not later than twelve months prior to the Lease Termination Date, Lessee shall give to Lessor and the Agent written notice of Lessee's exercise of the Remarketing Option or the Surrender Option, as the case may be, which exercise shall be irrevocable and shall state whether Lessee has exercised the Remarketing Option or the Surrender Option.

            (b) Not later than ten (10) Business Days prior to the Lease Termination Date, Lessee shall deliver to Lessor and the Agent an environmental assessment of the Leased Property dated not later than forty-five (45) days prior to the Lease Termination Date. Such environmental assessment shall be prepared by an environmental consultant approved by the Required Funding Parties, shall be in form, detail and substance reasonably satisfactory to the Required Funding Parties, and shall otherwise indicate the environmental condition of the Leased Property to be the same as described in the Environmental Audit.

            (c) On the date of Lessee's notice to Lessor and the Agent of Lessee's exercise of the Remarketing Option or the Surrender Option, as the case may be, no Event of Default or Potential Event of Default shall exist, and thereafter, no Event of Default or Potential Event of Default shall exist under this Lease.

            (d) Lessee shall have completed all Alterations, restoration and rebuilding of the Leased Property pursuant to Sections 6.1, 6.2, 10.3 and
      10.4 (as the case may be) and shall have fulfilled all of the conditions and requirements in connection therewith pursuant to said Sections, in each case by the date on which Lessor and the Agent receive Lessee's notice of Lessee's exercise of the Remarketing Option or the Surrender Option, as the case may be (time being of the essence), regardless of whether the same shall be within Lessee's control.

            (e) Lessee shall promptly provide any maintenance records relating to the Leased Property to Lessor, the Agent and any potential purchaser upon request, and shall otherwise do all things necessary to deliver possession of the Leased Property to the purchaser. Lessee shall allow Lessor, the Agent and any potential purchaser access to the Leased Property for the purpose of inspecting the same during regular business hours (or as otherwise agreed by Lessee).

            (f) On the Lease Termination Date, Lessee shall surrender the Leased Property in accordance with Section 14.8 hereof.

            (g) In connection with any such sale of the Leased Property pursuant to the Remarketing Option, Lessee will provide to the purchaser all customary "seller's" indemnities, representations and warranties regarding title, absence of Liens (except Lessor Liens) and the condition of the Leased Property, including, without limitation, an environmental indemnity identical in all material respects to the environmental indemnity set forth in Section 7.2 of the Master Agreement. Lessee shall fulfill all of the requirements set forth in clause (b) of Section 14.5, and such requirements are incorporated herein by reference. As to Lessor, any such sale shall be made on an "as is, with all faults" basis without representation or warranty by Lessor, other than the absence of Lessor Liens.

            (h) In connection with any such sale of Leased Property, Lessee shall pay directly, and not from the sale proceeds, all prorations, credits, costs and expenses of the sale of the Leased Property, whether incurred by Lessor, any Lender, the Agent or Lessee, including without limitation, the cost of all title insurance, surveys, environmental reports, appraisals, transfer taxes, Lessor's and the Agent's attorneys' fees, Lessee's attorneys' fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer taxes.

            (i) Lessee shall pay to the Agent on the Lease Termination Date (or to such other Person as Agent shall notify Lessee in writing, or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Recourse Deficiency Amount, plus all Basic Rent and Supplemental Rent, and all other amounts hereunder which have accrued prior to or as of such date and remain unpaid, in the type of funds specified in Section 3.3 hereof.

If Lessee has exercised the Remarketing Option, the following additional provisions shall apply: During the period commencing on the date twelve months prior to the scheduled expiration of the Lease Term, Lessee shall, as nonexclusive agent for Lessor, use commercially reasonable efforts to sell Lessor's interest in the Leased Property and will attempt to obtain the highest purchase price therefor. All such marketing of the Leased Property shall be at Lessee's sole expense. Lessee shall submit all bids to Lessor and the Agent and Lessor and the Agent will have the right to review the same and the right to submit any one or more bids. All bids shall be on an all-cash basis. In no event shall the Agent be required to accept a bid submitted by Lessee or any Subsidiary or Affiliate of Lessee. The written offer must specify the Lease Termination Date as the closing date. If, and only if, the selling price (net of closing costs and prorations, as reasonably estimated by the Agent) is less than an amount equal to the Lease Balance at such time minus the Recourse Deficiency Amount, then Lessor or the Agent may, in its sole and absolute discretion, by notice to Lessee, reject such offer to purchase, in which event the parties will proceed according to the provisions of Section 14.7 [Rejection of Sale] hereof. If neither Lessor nor the Agent rejects such purchase offer as provided above, the closing of such purchase of the Leased Property by such purchaser shall occur on the Lease Termination Date, contemporaneously with Lessee's surrender of the Leased Property in accordance with Section 14.8 hereof, and the gross proceeds of the sale (i.e., without deduction for any marketing, closing or other costs, prorations or commissions) shall be paid directly to the Agent; provided, however, that if the sum of the gross proceeds from such sale plus the Recourse Deficiency Amount paid by Lessee on the Lease Termination Date pursuant to Section 14.6(i), minus any and all costs and expenses (including broker fees, appraisal costs, legal fees and transfer taxes) incurred by the Agent or Lessor in connection with the marketing of the Leased Property or the sale thereof exceeds the Lease Balance as of such date, then the excess shall be paid to Lessee on the Lease Termination Date. Lessee shall have no right, power or authority to bind Lessor in connection with any proposed sale of the Leased Property.

        Section XV.7 Rejection of Sale. Notwithstanding anything contained herein to the contrary, if Lessor or the Agent rejects the purchase offer for the Leased Property as provided in Section 14.6, then (a) Lessee shall pay to the Agent the Recourse Deficiency Amount pursuant to Section 14.6(i), (b) Lessor shall retain title to the Leased Property, and (c) in addition to Lessee's other obligations hereunder, Lessee will reimburse Lessor and the Agent, within ten
(10) Business Days after written request, for all reasonable costs and expenses incurred by Lessor or Agent during the period ending on the first anniversary of the Lease Termination Date in connection with the marketing, sale, closing or transfer of the Leased Property, which obligation shall survive the Lease Termination Date and the termination or expiration of this Lease.

      Section XV.8 Return of Leased Property. If Lessor retains title to the Leased Property pursuant to Section 14.7 hereof or Lessee has properly exercised the Surrender Option, then Lessee shall, on the Lease Termination Date, and at its own expense, return possession of the Leased Property to Lessor for retention by Lessor or, if Lessee properly exercises the Remarketing Option and fulfills all of the conditions of Section 14.6 hereof and neither Lessor nor the Agent rejects such purchase offer pursuant to Section 14.6, then Lessee shall, on such Lease Termination Date, and at its own cost, transfer possession of the Leased Property to the independent purchaser thereof, in each case by surrendering the same into the possession of Lessor or such purchaser, as the case may be, free and clear of all Liens other than Lessor Liens, in as good condition as it was on the Closing Date (as modified by Alterations permitted by this Lease), ordinary wear and tear excepted, and in compliance in all material respects with Applicable Law. Lessee shall, on and within a reasonable time before and after the Lease Termination Date, cooperate with Lessor and the independent purchaser of the Leased Property in order to facilitate the ownership and operation by such purchaser of the Leased Property after the Lease Termination Date, which cooperation shall include the following, all of which Lessee shall do on or before the Lease Termination Date or as soon thereafter as is reasonably practicable: providing all available books and records regarding the maintenance and ownership of the Leased Property and all know-how, data and technical information relating thereto, providing a copy of the plans and specifications for all of the Buildings, granting or assigning all licenses (to the extent assignable) necessary for the operation and maintenance of the Leased Property, and cooperating in seeking and obtaining all necessary Governmental Action. Lessee shall have also paid the cost of all Alterations commenced prior to the Lease Termination Date. The obligations of Lessee under this Article XIV shall survive the expiration or termination of this Lease.

      Section XV.9 Renewal. Subject to the conditions set forth herein, Lessee may, by written notice to Lessor and the Agent given not later than twelve months and not earlier than sixteen months, prior to the Lease Termination Date then in effect, renew this Lease, for up to five years commencing on the date following the Lease Termination Date then in effect, provided that Lessee may only exercise such renewal option two times. No later than the date that is 45 days after the date the request to renew has been delivered to each of Lessor and the Agent, the Agent will notify Lessee whether or not Lessor and the Lenders consent to such renewal request (which consent, in the case of Lessor and the Lenders, may be granted or denied in their sole discretion, and may be conditioned on such conditions precedent as may be specified by Lessor and the Lenders). If the Agent fails to respond within such time frame, such failure shall be deemed to be a rejection of such request. If the Agent notifies Lessee of Lessor's and the Lenders' consent to such renewal, such renewal shall be effective.

                                  ARTICLE XVI.
                              LESSEE'S EQUIPMENT


      After any repossession of the Leased Property (whether or not this Lease has been terminated), as a result of the exercise of the Surrender Option or otherwise, Lessee, at its expense and so long as such removal of such Alteration shall not result in a violation of Applicable Law, shall, within a reasonable time after such repossession or within sixty (60) days after Lessee's receipt of Lessor's written request (whichever shall first occur), remove all of Lessee's trade fixtures, refrigeration equipment, racking, conveyor systems, personal property and equipment from the Leased Property (to the extent that the same can be readily removed from the Leased Property without causing material damage to the Leased Property); provided, however, that Lessee shall not remove any such trade fixtures, refrigeration equipment, racking, conveyor systems, personal property or equipment that has been financed by Lessor under the Operative Documents or otherwise constituting Leased Property (or that constitutes a replacement of such property). Any of Lessee's trade fixtures, refrigeration equipment, racking, conveyor systems, personal property and equipment not so removed by Lessee within such period shall be considered abandoned by Lessee, and title thereto shall without further act vest in Lessor, and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without notice to Lessee and without obligation to account therefor and Lessee will pay Lessor, upon written demand, all reasonable costs and expenses incurred by Lessor in removing, storing or disposing of the same and all costs and expenses incurred by Lessor to repair any damage to the Leased Property caused by such removal. Lessee will immediately repair at its expense all damage to the Leased Property caused by any such removal (unless such removal is effected by Lessor, in which event Lessee shall pay all reasonable costs and expenses incurred by Lessor for such repairs). Lessor shall have no liability in exercising Lessor's rights under this Article XV, nor shall Lessor be responsible for any loss of or damage to Lessee's personal property and equipment, except for loss or damage resulting from Lessor's gross negligence or willful misconduct.

                                 ARTICLE XVII.
                          RIGHT TO PERFORM FOR LESSEE

      If Lessee shall fail to perform or comply with any of its agreements contained herein, Lessor may perform or comply with such agreement (provided that, unless there is imminent danger of cancellation or termination of insurance, or forfeiture or material damage to the Leased Property or Lessor's interest therein, Lessor shall give Guarantor five (5) Business Days' prior notice of its intent to so perform or comply), and Lessor shall not thereby be deemed to have waived any default caused by such failure, and the amount of such payment and the amount of the expenses of Lessor (including actual and reasonable attorneys' fees and expenses) incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, shall be deemed Supplemental Rent, payable by Lessee to Lessor within thirty
(30) days after written demand therefor.


                                 ARTICLE XVIII.
                                 MISCELLANEOUS

      Section XVIII.1 Reports. To the extent required under Applicable Law and to the extent it is reasonably practical for Lessee to do so, Lessee shall prepare and file in timely fashion, or, where such filing is required to be made by Lessor or it is otherwise not reasonably practical for Lessee to make such filing, Lessee shall prepare and deliver to Lessor (with a copy to the Agent) within a reasonable time prior to the date for filing and Lessor shall file, any material reports with respect to the condition or operation of the Leased Property that shall be required to be filed with any Governmental Authority.

      Section XVIII.2 Binding Effect; Successors and Assigns; Survival. The terms and provisions of this Lease, and the respective rights and obligations hereunder of Lessor and Lessee, shall be binding upon their respective successors, legal representatives and assigns (including, in the case of Lessor, any Person to whom Lessor may transfer any Leased Property or any interest therein in accordance with the provisions of the Operative Documents), and inure to the benefit of their respective permitted successors and assigns, and the rights hereunder of the Agent and the Lenders shall inure (subject to such conditions as are contained herein) to the benefit of their respective permitted successors and assigns. Lessee hereby acknowledges that Lessor has assigned all of its right, title and interest to, in and under this Lease to the Agent and the Lenders, and that all of Lessor's rights hereunder may be exercised by the Agent so long as any Lender's Funded Amount remains unpaid in whole or in part.

      Section XVIII.3 Quiet Enjoyment. Lessor covenants that it will not interfere in Lessee's or any of its permitted sublessees' quiet use and enjoyment of the Leased Property in accordance with this Lease during the Lease Term, so long as no Event of Default has occurred and is continuing. Such right of quiet use and enjoyment is independent of, and shall not affect, Lessor's rights otherwise to initiate legal action to enforce the obligations of Lessee under this Lease.

      Section XVIII.4 Notices. Unless otherwise specified herein, all notices, offers, acceptances, rejections, consents, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be deemed to have been given as set forth in Section 8.2 of the Master Agreement. All such notices, offers, acceptances, rejections, consents, requests, demands or other communications shall be addressed as follows or to such other address as any of the parties hereto may designate by written notice:

      If to Lessee:

            3900 Industrial Road
            Harrisburg, Pennsylvania 17110

      with a copy to:

            Richfood Holdings, Inc.
            4860 Cox Road, Suite 300
            Richmond, Virginia 23060
            Attn: Chief Financial Officer

      If to Lessor:
            1000 Ballpark Way,
            Suite 304
            Arlington, Texas 76011

      Section XVIII.5 Severability. Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and Lessee shall remain liable to perform its obligations hereunder except to the extent of such unenforceability. To the extent permitted by Applicable Law, Lessee hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

      Section XVIII.6 Amendment; Complete Agreemetns. Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, except by an instrument in writing signed by Lessor and Lessee in accordance with the provisions of Section 8.4 of the Master Agreement. This Lease, together with the other Operative Documents, is intended by the parties as a final expression of their lease agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein and therein. No course of prior dealings between the parties or their officers, employees, agents or Affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease or any other Operative Document. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their Affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease or any other Operative Document. No representations, undertakings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth in the Operative Documents.

      Section XVIII.7 Construction. This Lease shall not be construed more strictly against any one party, it being recognized that both of the parties hereto have contributed substantially and materially to the preparation and negotiation of this Lease.

      Section XVIII.8 Headings. The Table of Contents and headings of the various Articles and Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

      Section XVIII.9 Counterparts. Subject to Section 17.18, this Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section XVIII.10 GOVERNING LAW. THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD ESTATES HEREUNDER AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA. WITHOUT LIMITING THE FOREGOING, IN THE EVENT THAT THIS LEASE IS DEEMED TO CONSTITUTE A FINANCING, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, SHALL GOVERN THE CREATION, TERMS AND PROVISIONS OF THE INDEBTEDNESS EVIDENCED HEREBY, BUT THE LIEN CREATED HEREBY AND THE ENFORCEMENT OF SAID LIEN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA.


      Section XVIII.11 Discharge of Lessee's Obligations by its Affiliates. Lessor agrees that performance of any of Lessee's obligations ates hereunder by one or more of Lessee's Affiliates or one or more of Lessee's sublessees of the Leased Property or any part thereof shall constitute performance by Lessee of such obligations to the same extent and with the same effect hereunder as if such obligations were performed by Lessee, but no such performance shall excuse Lessee from any obligation not performed by it or on its behalf under the Operative Documents.

      Section XVIII.12 Liability of Lessor Limited. Except as otherwise expressly provided below in this Section 17.12, it is expressly understood and agreed by and between Lessee, Lessor and their respective successors and assigns that nothing herein contained shall be construed as creating any liability of Lessor or any of its Affiliates or any of their respective officers, directors, employees or agents, individually or personally, to perform any covenant, either express or implied, contained herein, all such liability, if any, being expressly waived by Lessee and by each and every Person now or hereafter claiming by, through or under Lessee, and that, so far as Lessor or any of its Affiliates or any of their respective officers, directors, employees or agents, individually or personally, is concerned, Lessee and any Person claiming by, through or under Lessee shall look solely to the right, title and interest of Lessor in the Leased Property and any proceeds from Lessor's sale or encumbrance thereof (provided, however, that Lessee shall not be entitled to any double recovery) for the performance of any obligation under this Lease and under the Operative Documents and the satisfaction of any liability arising therefrom, provided that Lessor shall be liable for actual damages resulting from its or any of its Affiliate's gross negligence, willful misconduct, misrepresentation and breach of its covenants set forth in Section 5.29 or 5.30 of the Master Agreement.

      Sectin XVIII.13 Estoppel Certificates. Each party hereto agrees that at any time and from time to time during the Lease Term, it will promptly, but in no event later than thirty (30) days after request by the other party hereto, execute, acknowledge and deliver to such other party or to any prospective purchaser (if such prospective purchaser has signed a commitment or letter of intent to purchase the Leased Property or any part thereof or any Note), assignee or mortgagee or third party designated by such other party, a certificate stating (a) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements); (b) the date to which Basic Rent has been paid; (c) whether or not there is any existing default by Lessee in the payment of Basic Rent or any other sum of money hereunder, and whether or not there is any other existing default by either party with respect to which a notice of default has been served, and, if there is any such default, specifying the nature and extent thereof; (d) whether or not, to the actual knowledge of the signer, there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate and (e) other items that may be reasonably requested; provided that no such certificate may be requested unless the requesting party has a good faith reason for such request.

      Section XVIII.14 No Joint Venture. Any intention to create a joint venture or partnership relation between Lessor and Lessee is hereby expressly disclaimed.

      Section XVIII.15 No Accord and Satisfaction. The acceptance by Lessor of any sums from Lessee (whether as Basic Rent or otherwise) in amounts which are less than the amounts due and payable by Lessee hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction of any dispute between Lessor and Lessee regarding sums due and payable by Lessee hereunder, unless Lessor specifically deems it as such in writing.

      Section XVIII.16 No Merger. In no event shall the leasehold interests, estates or rights of Lessee hereunder, or of the holder of any Notes secured by a security interest in this Lease, merge with any interests, estates or rights of Lessor in or to the Leased Property, it being understood that such leasehold interests, estates and rights of Lessee hereunder, and of the holder of any Notes secured by a security interest in this Lease, shall be deemed to be separate and distinct from Lessor's interests, estates and rights in or to the Leased Property, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same person, corporation or other entity.

      Section XVIII.17 Survival. The obligations of Lessee to be performed under this Lease prior to the Lease Termination Date and the obligations of Lessee pursuant to Article III, Articles X, XI, XIII, Sections 14.2, 14.3, 14.4, 14.5, 14.8, Articles XIV, XV, and XVI, and Sections 17.10 and 17.12 shall survive the expiration or termination of this Lease. The extension of any applicable statute of limitations by Lessor, Lessee, the Agent or any Indemnitee shall not affect such survival.

      Section XVIII.18 Chattel Paper. To the extent that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the original counterpart by the receipt of the Agent.

      Section XVIII.19 Time of Essence.  Time is of the essence of this Lease.

      Section XVIII.20 Recordation of Lease. Lessee will, at its expense, cause this Lease or memorandum of lease (if permitted by Applicable Law) to be recorded in the proper office or offices in the States and the municipalities in which the Land is located. Lessor agrees to execute and deliver a memorandum of lease, provided it is reasonably satisfactory to Lessor.

      Section XVIII.21 Investment of Security Funds. Any amounts not payable to Lessee pursuant to any provision of Article VIII, X or XIV or this Section 17.21 solely because an Event of Default shall have occurred and be continuing shall be held by the Agent as security for the obligations of Lessee under this Lease and the Master Agreement. At such time as no Event of Default shall be continuing, such amounts, net of any amounts previously applied to Lessee's obligations hereunder or under the Master Agreement, shall be paid to Lessee. Any such amounts which are held by the Agent pending payment to Lessee shall until paid to Lessee, as provided hereunder or, as long as the Loan Agreement is in effect, until applied against Lessee's obligations herein and under the Master Agreement and distributed as provided in the Loan Agreement or herein (after the Loan Agreement is no longer in effect) in connection with any exercise of remedies hereunder, be invested by the Agent or Lessor, as the case may be as directed from time to time in writing by Lessee (provided, however, if an Event of Default has occurred and is continuing it will be directed by the Agent) and at the expense and risk of Lessee, in investments approved by the Agent. Any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) shall be applied in the same manner as the principal invested.

                           [Signature page follows]

      IN WITNESS WHEREOF, the undersigned have each caused this Lease Agreement to be duly executed and delivered and attested by their respective officers thereunto duly authorized as of the day and year first above written.



Witnessed by:                             SUPER RITE FOODS, INC.
                                          as Lessee


__________________________                By____________________________
Name:                                        Name:
                                             Title:



__________________________
Name:

                                   ATLANTIC FINANCIAL GROUP, LTD., as Lessor

                                   By:  Atlantic Financial Managers,
Witnessed by:                             Inc., its General Partner


__________________________         By____________________________
Name:                                       Name:
                                            Title:



___________________________
Name:

STATE OF
                                          :   SS:
COUNTY OF                                 :

        On this, the        day of         , 1998, before me, a Notary Public in
and for the above-named State and County, the undersigned officer, personally
appeared          , who acknowledged             self to be the              of
Atlantic Financial Managers, Inc., a Texas corporation and the general partner of Atlantic Financial Group, Ltd., a Texas limited partnership, and that s/he as such officer, being authorized to do so, executed the foregoing instrument for the purpose therein contained by signing the name of the limited partnership
by           self as the                      of its corporate general partner.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                        _____________________
                                                        Notary Public

        (SEAL)

My commission expires: _________________________

STATE OF                      )
                              )  SS.:
COUNTY OF                     )


      I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the state aforesaid and in the county aforesaid to take acknowledgments, personally appeared _____________ and ________________________, to me known to be the _______ of SUPER RITE FOODS, INC., a Delaware corporation, who are described in and who executed the foregoing instrument and who are either personally known to me or produced ___________ as identification, and who acknowledged before me that they executed the same for the purposes expressed therein.

      WITNESS my hand and official seal in the county and state aforesaid this __________ day of April, 1998.



                                               (Notary Signature)

(NOTARY SEAL)


                                             (Notary Name Printed)
                                              NOTARY PUBLIC

                                   APPENDIX A
                                       to
                           Master Agreement, Lease and
                                 Loan Agreement

                         DEFINITIONS AND INTERPRETATION


      A. Interpretation. In each Operative Document, unless a clear contrary intention appears:

            (i) the singular number includes the plural number and vice versa;

            (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents;

            (iii) reference to any gender includes each other gender;

            (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

            (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

            (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

            (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision hereof;

            (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

            (ix)  "or" is not exclusive; and

            (x) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

      C. Accounting Terms. In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

      D. Conflict in Operative Documents. If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Master Agreement shall prevail and control.

      E. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

      F. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

      "A Loan" means the A Percentage of the aggregate Fundings made pursuant to the Loan Agreement and the Master Agreement.

      "A Note" is defined in Section 2.2 of the Loan Agreement.

      "A Percentage" means 85%.

      "Address" means with respect to any Person, its address set forth in
Schedule 8.2 to the Master Agreement or such other address as it shall have identified to the parties to the Master Agreement in writing.

      "Adjusted LIBOR Rate" means the LIBOR Rate adjusted to include (if imposed upon any Funding Party) the cost, in basis points, of any applicable reserve requirements of the Board of Governors of the Federal Reserve System (or any successor), applicable to "Eurocurrency Liabilities" pursuant to Regulation D or other then-applicable regulations of the Board of Governors.

      "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary of such first Person) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "After-Tax Basis" means (a) with respect to any payment to be received by an Indemnitee (which, for purposes of this definition, shall include any Tax Indemnitee), the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes (net of any current credits, deductions or other Tax benefits arising from the payment by the Indemnitee of any amount, including Taxes, for which the payment to be received is made) imposed currently on the Indemnitee by any Governmental Authority or taxing authority with respect to such payments, the balance of such payments shall be equal to the original payment to be received and (b) with respect to any payment to be made by any Indemnitee, the amount of such payment supplemented by a further payment or payments so that, after increasing such payment by the amount of any current credits or other Tax benefits realized by the Indemnitee under the laws of any Governmental Authority or taxing authority resulting from the making of such payments, the sum of such payments (net of such credits or benefits) shall be equal to the original payment to be made; provided, however, for the purposes of this definition, and for purposes of any payment to be made to either the Lessee or an Indemnitee on an after-tax basis, it shall be assumed that (i) federal, state and local taxes are payable at the highest combined marginal federal and state statutory income tax rate (taking into account the deductibility of state income taxes for federal income tax purposes) applicable to corporations from time to time and (ii) such Indemnitee or the Lessee has sufficient income to utilize any deductions, credits (other than foreign tax credits, the use of which shall be determined on an actual basis) and other Tax benefits arising from any payments described in clause (b) of this definition.

      "Agent" means SunTrust Bank, Atlanta, a Georgia banking corporation, in its capacity as agent under the Master Agreement and the Loan Agreement.

      "Alterations" means fixtures, alterations, improvements, modifications and additions to the Leased Property.

      "Applicable Law" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

      "Applicable Margin" means (i) means on the Closing Date, Category 5 and
(ii) thereafter shall be determined by reference to the Consolidated Funded Debt to Consolidated EBITDA ratio of the Guarantor in accordance with the following table:

Consolidated Funded Debt to   Applicable
 Consolidated EBITDA Ratio     Category             Applicable Margin

                                              Base Rate +       LIBOR Rate +

Less than or equal to         Category 1           0%              .400%
  2.0 to 1

Greater than 2.0 to 1         Category 2           0%              .500%
  but less than or
  equal to 2.5 to 1

Greater than 2.5 to 1         Category 3           0%              .625%
  but less than or
  equal to 3.0 to 1

Greater than 3.0 to 1         Category 4           0%              .750%
  but less than or
  equal to 3.5 to 1

Greater than 3.5 to 1         Category 5           0%              1.00%

The Applicable Margin shall be automatically adjusted by the Agent on the fifth Business Day after the receipt by the Agent of a compliance certificate from the Guarantor evidencing a change in the Consolidated Funded Debt to Consolidated EBITDA ratio of the Guarantor which would cause a change in the Applicable Margin in accordance with the preceding table. In the event that the Guarantor does not enter into an amendment to the Credit Agreement providing for, among other things, the pricing set forth above and a pledge of the stock of the Guarantor's Subsidiaries within 90 days of the Closing Date, each Applicable Margin for LIBOR Rate Advances shall be increased by 0.10%.

      "Appraisal" is defined in Section 3.1 of the Master Agreement.

      "Appraiser" means an MAI appraiser satisfactory to the Agent and the Lessor.

      "Assignment and Acceptance" is defined in Section 6.2(a) of the Master Agreement.

      "Assignment of Lease and Rents" means the Assignment of Lease and Rents, dated as of the Closing Date, from the Lessor to the Agent, substantially in the form of Exhibit B to the Master Agreement.

      "Awards" means any award or payment received by or payable to the Lessor or the Lessee on account of any Condemnation or Event of Taking (less the actual costs, fees and expenses incurred in the collection thereof, for which the Person incurring the same shall be reimbursed from such award or payment).

      "B Loan" means the B Percentage of the aggregate Fundings made pursuant to the Loan Agreement and the Master Agreement.

      "B Note" is defined in Section 2.2 of the Loan Agreement.

      "B Percentage" means 11.5%.

      "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended.

      "Base Rate" means, at any time, the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

      "Base Rate Advance" means any portion of the Funded Amounts bearing interest or Yield based upon the Base Rate.

      "Base Term" means (a) the period commencing on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date or (b) such shorter period as may result from earlier termination of the Lease as provided therein.

      "Basic Rent" means the rent payable pursuant to Section 3.1 of the Lease, determined in accordance with the following: each installment of Basic Rent payable on any Payment Date shall be in an amount equal to the sum of (i) the interest accrued on the Loans during the Rent Period ending on such Payment Date pursuant to the Loan Agreement, plus (ii) the Yield accrued during the Rent Period ending on such Payment Date.

      "Board of Directors", with respect to a corporation, means either the Board of Directors or any duly authorized committee of that Board which pursuant to the by-laws of such corporation has the same authority as that Board as to the matter at issue.

      "Building" means the buildings, structures and improvements located or to be located on the Land, along with all fixtures used or useful in connection with the operation of the Leased Property, including, without limitation, all furnaces, boilers, compressors, elevators, fittings, pipings, connectives, conduits, ducts, partitions, equipment and apparatus of every kind and description now or hereafter affixed or attached or used or useful in connection with the Building, all equipment financed by the Lessor and/or the Lenders and all Alterations (including all restorations, repairs, replacements and rebuilding of such buildings, improvements and structures) thereto (but in each case excluding trade fixtures, equipment, refrigeration equipment, racking and conveyor systems financed other than by the Lessor or the Lenders).

      "Business Day" means any day other than a Saturday, Sunday or other day on which banks are required or authorized to be closed for business in Atlanta, Georgia.

      "Capital Asset" means, with respect to the Guarantor and its Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Guarantor and its Subsidiaries.

      "Capital Lease" means, with respect to the Guarantor and its Subsidiaries, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Guarantor and its Subsidiaries.

      "Casualty" means an event of damage or casualty relating to all or part of the Leased Property that does not constitute an Event of Loss.

      "Claims" means liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, proceedings, settlements, utility charges, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever.

      "Closing Date" means the date on which the Leased Property is acquired by the Lessor from the Seller and the Funding occurs under the Master Agreement.

      "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

      "Commitment" means as to each Funding Party, its obligation to make Fundings as investments in the Leased Property, or to make Loans to the Lessor, as the case may be, in an aggregate amount not to exceed at any one time outstanding the amount set forth for such Funding Party on Schedule 2.2 to the Master Agreement.

      "Commitment Percentage" means as to any Funding Party, at a particular time, the percentage of the aggregate Commitments of all Funding Parties in effect at such time constituted by such Funding Party's Commitment, as such percentage is shown for such Funding Party on Schedule 2.2 to the Master Agreement (as it may be adjusted from time to time pursuant to Section 6 of the Master Agreement).

      "Competitor" means any Person who derives a material portion of its revenues from grocery wholesaling or retailing operations.

      "Condemnation" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, occupancy or title to the Leased Property or any part thereof in, by or on account of any actual eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain, which in any case does not constitute an Event of Taking. A Condemnation shall be deemed to have "occurred" on the earliest of the dates that use, occupancy or title is taken.

      "Consolidated" means, when used with reference to financial statements or financial statement items of the Guarantor and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

      "Consolidated EBITDA" means, for any period and without duplication, the Consolidated net income of the Guarantor and its Subsidiaries for such period plus the aggregate amount deducted in determining such Consolidated net income for such period with respect to interest, taxes, depreciation and amortization; provided that, in calculating Consolidated EBITDA for any period, (i) any Subsidiary acquired during such period shall be treated as if it were a Subsidiary for the entire period and (ii) any non-cash gains or losses resulting from the sale, conversion or other disposition of assets, any gains or losses resulting from the write-up or write-down of assets, any equity in the unremitted earnings of any company which is not a Wholly-Owned Subsidiary and any other non-cash extraordinary items shall be disregarded.

      "Consolidated EBITDAR" means, for any period and without duplication, the Consolidated net income of the Guarantor and its Subsidiaries for such period plus the aggregate amount deducted in determining such Consolidated net income for such period with respect to interest, taxes, depreciation, amortization and net rent (including, without limitation, rent under synthetic and other structured leases); provided that, in calculating Consolidated EBITDAR for any period, (i) any Subsidiary acquired during such period shall be treated as if it were a Subsidiary for the entire period, and (ii) any non-cash gains or losses resulting from the sale, conversion or other disposition of assets, any gains or losses resulting from the write-up or write-down of assets, any equity in the unremitted earnings of any company which is not a Wholly-Owned Subsidiary and any other non-cash extraordinary items shall be disregarded.

      "Consolidated Fixed Charges" means, for any period and without duplication, the sum of the Consolidated interest expense (including, without limitation, the portion of any obligation under Capital Leases allocable to Consolidated interest expense in accordance with GAAP) of the Guarantor and its Subsidiaries for such period, the Consolidated net rent expense (including, without limitation, rent expense under synthetic and other structured leases) of the Guarantor and its Subsidiaries for such period, the Consolidated current maturities of long-term debt of the Guarantor and its Subsidiaries as of the end of such period, and the Consolidated obligations of the Guarantor and its Subsidiaries with respect to the principal components of payments under Capital Leases which were payable during such period.

      "Consolidated Funded Debt" means, at any date and without duplication, the sum of (i) the Consolidated Debt of the Guarantor and its Subsidiaries of the types described in clauses (a), (b), (c) and (d) of the definition of Debt at such date (including current maturities of such Debt), and (ii) the aggregate implied principal amount of synthetic and other structured leases of the Guarantor and its Subsidiaries at such date calculated in accordance with applicable Federal income tax laws and regulations.

      "Consolidated Net Tangible Assets" means, at any date and without duplication, the aggregate amount of assets of the Guarantor and its Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Guarantor and its Subsidiaries and computed in accordance with GAAP.

      "Contractual Obligation", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting any of the properties of such Person).

      "Credit Agreement" means the Credit Agreement, dated as of February 27, 1998, by and among the Guarantor, the lenders party thereto, First Union National Bank, as administrative agent, Crestar Bank, as syndicating agent, and SunTrust Bank, Atlanta, as documentation agent, together with any replacements thereof.

      "Debt" means, with respect to the Guarantor and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business, (c) all obligations of any such Person as lessee with respect to the principal components of Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Guaranty Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any reimbursement obligation with respect thereto, and banker's acceptances issued for the account of any such Person and (g) all obligations incurred by any such Person pursuant to Hedging Agreements.

      "Deed" means a Special Warranty Deed, dated the Closing Date, from the Seller to the Lessor, conveying the Leased Property.

      "Eligible Assignee" means, with respect to any assignment of the rights, interests and obligations of a Lender under the Master Agreement, a Person that at the time of such assignment is not itself or through a Subsidiary a Competitor and is (a) a commercial bank organized under the laws of the United States or any state thereof or under the laws of a country which is a member of the Organization for Economic Cooperation and Development, having combined capital and surplus in excess of $500,000,000, (b) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (c) already a Lender (whether as an original party to the Master Agreement or as the assignee of another Lender), (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (e) any other Person that has been approved in writing as an Eligible Assignee by the Guarantor and the Agent.

      "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Guarantor or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Guarantor or any current or former ERISA Affiliate.

      "Environmental Audit" means a Phase I Environmental Assessment, dated no more than 60 days prior to the Closing Date, by an environmental services firm selected by the Lessee and reasonably satisfactory to the Funding Parties.

      "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

      "Environmental Permits" means all permits, licenses, authorizations, certificates and approvals of Governmental Authorities required by Environmental Laws.

      "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

      "ERISA Affiliate" means any Person who together with the Guarantor is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

      "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

      "Event of Default" means any event or condition designated as an "Event of Default" in Article XII of the Lease.

      "Event of Loss" is defined in Section 10.1 of the Lease.

      "Event of Taking" is defined in Section 10.2 of the Lease.

      "Fair Market Rental Value" means the fair market rental value as determined by an independent appraiser selected by the Lessee and reasonably acceptable to the Agent that would be obtained in an arm's-length lease between an informed and willing lessee and an informed and willing lessor, in either case under no compulsion to lease, and neither of which is related to the Lessor or Lessee for the lease of the Leased Property on the terms set forth, or referred to, in the Lease. Such fair market rental value shall be calculated as the value for the use of the Leased Property to be leased in place at the Land, assuming, in the determination of such fair market rental value, that the Leased Property is in the condition and repair required to be maintained by the terms of the Lease.

      "Fair Market Sales Value" means, with respect to the Leased Property or any portion thereof, the fair market sales value as determined by an independent appraiser selected by the Lessee and reasonably acceptable to by the Agent that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a lessee currently in possession) and an informed and willing seller, under no compulsion, respectively, to buy or sell and neither of which is related to the Lessor or Lessee, for the purchase of the Leased Property. Such fair market sales value shall be calculated as the value for the use of the Leased Property, assuming, in the determination of such fair market sales value, that the Leased Property is in the condition and repair required to be maintained by the terms of the Lease.

      "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Atlanta time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

      "Final Rent Payment Date" is defined in Section 13.1(e) of the Lease.

      "Fiscal Year" means the fiscal year of the Guarantor and its Subsidiaries ending on the Saturday nearest April 30.

      "Funded Amount" means, as to the Lessor, the outstanding balance of the Lessor's Invested Amount (excluding the Yield thereon), and, as to each Lender, the outstanding principal of such Lender's Loans.

      "Funding" means any funding by the Funding Parties pursuant to
Section 2.2 of the Master Agreement.

      "Funding Parties" means the Lessor and the Lenders, collectively.

      "Funding Party Balance" means (i) for the Lessor as of any date of determination, an amount equal to the sum of the outstanding Lessor's Invested Amount, all accrued and unpaid Yield on such outstanding Lessor's Invested Amount, all unpaid related fees owing to the Lessor under the Operative Documents, and all other related amounts owing to the Lessor by the Lessee under the Operative Documents, and (ii) for any Lender as of any date of determination, an amount equal to the sum of the outstanding related Loans of such Lender, all accrued and unpaid interest thereon, all unpaid related fees owing to such Lender under the Operative Documents, and all other amounts owing to such Lender by the Lessee under the Operative Documents.

      "Funding Request" is defined in Section 2.2 of the Master Agreement.

      "GAAP" means generally accepted accounting principles, as recognized from time to time by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Guarantor and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Guarantor and its Subsidiaries.

      "General Partner" means Atlantic Financial Managers, Inc., a Texas corporation.

      "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law and shall include, without limitation, all citings, environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of the Leased Property.

      "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

      "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "Guarantor" means Richfood Holdings, Inc., a Virginia corporation.

      "Guaranty" means the Guaranty, dated as of April 20, 1998 by the Guarantor in favor of the Funding Parties.

      "Guaranty Obligation" means, with respect to the Guarantor and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other similar obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

      "Hazardous Material" means any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by products and other hydrocarbons, or which is or becomes regulated under any Environmental Law by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States, any jurisdiction in which a Leased Property is located or any political subdivision thereof and also including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs") and radon gas.

      "Hedging Arrangement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Guarantor, and any confirming letter executed pursuant to such hedging agreement.

      "Indemnitee" means the Agent (in its individual capacity and in its capacity as Agent), each Lender, the Lessor, and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents; provided, however, that in no event shall the Lessee be an Indemnitee.

      "Indemnitee Group" means the respective Affiliates, employees, officers, directors and agents of the Agent (in its individual capacity), each Lender or the Lessor, as applicable; provided, however, that in no event shall the Lessee be a member of the Indemnitee Group.

      "Land" means the land described in Appendix A to the Lease.

      "Lease" means the Lease Agreement, dated as of April 20, 1998, between the Lessee and the Lessor.

      "Lease Balance" means as of any date of determination, an amount equal to the aggregate sum of the outstanding Funded Amounts of all Funding Parties, all accrued and unpaid interest on the Loans, all accrued and unpaid Yield on the Lessor's Invested Amounts, all unpaid fees owing to the Funding Parties under the Operative Documents, and all other amounts owing to the Funding Parties by the Lessee under the Operative Documents.

      "Lease Term" with respect to the Lease means (a) the Base Term, as it may be renewed pursuant to Section 14.9 of the Lease or (b) such shorter period as may result from earlier termination of the Lease as provided therein.

      "Lease Termination Date" means the last day of the Lease Term, as the same may be accelerated pursuant to the Lease.

      "Leased Property" means the Land and the Building(s).

      "Lender Basic Rent" means, for any Rent Period under the Lease, the aggregate amount of interest accrued on the Loans pursuant to Section 2.5 of the Loan Agreement during such Rent Period.

      "Lenders" means such financial institutions as are, or who may hereafter become, parties to the Loan Agreement as Lenders to the Lessor.

      "Lending Office" with respect to any Funding Party means the office listed for such Funding Party on Schedule 8.2 of the Master Agreement.

      "Lessee" is defined in the preamble to the Master Agreement.

      "Lessor" is defined in the preamble to the Master Agreement.

      "Lessor Basic Rent" means, for any Rent Period, the Yield accrued on the Invested Amounts during such Rent Period.

      "Lessor Liens" means Liens on or against the Leased Property or any portion thereof, the Lease, any other Operative Document or any payment of Rent
(a) which result from any act or omission of, or any Claim against, the Lessor or any of its Affiliates (including the General Partner)unrelated to the transactions contemplated by the Operative Documents or that results from a violation by the Lessor of the Operative Documents or (b) which result from any Tax owed by the Lessor or any of its Affiliates (including the General Partner), except any Lien arising pursuant to Section 5.30 of the Master Agreement and any Tax for which the Lessee is obligated to indemnify (including, without limitation, in the foregoing exception, any assessments with respect to the Leased Property noted on the related Title Policy or assessed in connection with any construction or development by the Lessee).

      "Lessor Side Letter" means the letter agreement between Lessor and Lessee, dated as of April 20, 1998.

      "Lessor's Invested Amount" means the amounts funded by the Lessor pursuant to Section 2 of the Master Agreement that are not proceeds of Loans by a Lender.

      "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Rent Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Rent Period (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)). If, for any reason, such rate does not appear on Telerate Page 3750, then "LIBOR" shall be determined by the Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Rent Period for a period equal to such Rent Period and in an amount substantially equal to the amount of the applicable Funded Amounts.

      "LIBOR Rate" means a rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) determined by the Agent pursuant to the following formula:

            LIBOR Rate =                     LIBOR
                                 ---------------------------------
                                 1 - Eurodollar Reserve Percentage

      "LIBOR Rate Advance" means any portion of the Funded Amounts bearing interest or Yield based upon the LIBOR Rate.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind with respect to such asset. For the purposes of this definition, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

      "Loan" shall have the meaning specified in Section 2.1 of the Loan Agreement.

      "Loan Agreement" means the Loan Agreement, dated as of April 20, 1998, among the Lessor, the Agent and the Lenders.

      "Loan Documents" means the Loan Agreement, the Notes, the Assignment of Lease and Rents, the Mortgage and all documents and instruments executed and delivered in connection with each of the foregoing.

      "Loan Event of Default" means any of the events specified in Section 5.1 of the Loan Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

      "Loan Potential Event of Default" means any event, condition or failure which, with notice or lapse of time or both, would become a Loan Event of Default.

      "Loss Proceeds" is defined in Section 10.6 of the Lease.

      "Master Agreement" means the Master Agreement, dated as of April 20, 1998, among the Guarantor, the Lessee, the Lessor, the Agent and the Lenders.

      "Material Adverse Change" means a material adverse change in the condition (financial or otherwise), operations, business, properties or financial prospects of the Guarantor or of the Guarantor and its Subsidiaries, taken as a whole.

      "Material Adverse Effect" means a material adverse effect upon the condition (financial or otherwise), operations, performance, business, financial prospects or properties of the Guarantor, or the Guarantor and its Subsidiaries, taken as a whole, or the ability of the Lessee or the Guarantor to perform its obligations under the Operative Documents or the value, utility or useful life of the Leased Property, or the validity, enforceability or legality of any of the Operative Documents, or the priority, perfection or status of any Funding Party's interest in the Leased Property.

      "Material Contract" means (a) any multi-year supply agreement with a customer producing revenue in excess of $50,000,000 per year or any other contract or other agreement, written or oral, of the Guarantor or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $10,000,000 per year, or (b) any other contract or agreement, written or oral, of the Guarantor or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

      "Mortgage" means that certain mortgage, deed of trust or security deed, dated as of the Closing Date, by the Lessor to the Agent, in the form of Exhibit C attached to the Master Agreement, with such modifications as are satisfactory to the Lessor and the Agent in conformity with Applicable Law to assure customary remedies in favor of the Agent in the jurisdiction where the Leased Property is located.

      "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Guarantor or any ERISA Affiliate is making or is accruing an obligation to make contributions or has made or has accrued an obligation to make contributions within the preceding six years.

      "Notes" means the A Notes and the B Notes issued by the Lessor under the Loan Agreement, and any and all notes issued in replacement or exchange therefor in accordance with the provisions thereof.

      "Obligations" means, all amounts owed by, and obligations of, the Lessor to the Lenders or the Agent under the Loan Agreement, Notes and other Operative Documents.

      "Officer's Certificate" of a Person means a certificate signed by a Responsible Officer.

      "Officer's Compliance Certificate" is defined in Section 5.1(c) of the Master Agreement.

      "Operative Documents" means the Master Agreement, the Guaranty, the Deed, the Lease, the Notes, the Loan Agreement, the Assignment of Lease and Rents, the Mortgage and the other documents delivered in connection with the transactions contemplated by the Master Agreement.

      "Overdue Rate" means the lesser of (a) the highest interest rate permitted by Applicable Law and (b) an interest rate per annum (calculated on the basis of a 365-day (or 366-day, if appropriate) year equal to (i) in the case of each LIBOR Rate Advance, 2.0% in excess of the rate then applicable to such LIBOR Rate Advance until the end of the applicable Rent Period and thereafter 2.0% above the Base Rate in effect from time to time and (ii) in the case of Base Rate Advances, 2.0% above the Base Rate in effect from time to time.

      "Partnership Agreement" means the Agreement of Limited Partnership of AFG, dated as of February 28, 1996, among Atlantic Financial Managers, Inc., as general partner, and the persons listed on Schedule A thereto as limited partners.

      "Payment Date" means the last day of each Rent Period (and, if such Rent Period exceeds 3 months, the third month anniversary of the first day of such Rent Period).

      "Payment Date Notice" is defined in Section 2.3(c) of the Master
Agreement.

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

      "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for employees of the Guarantor or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Guarantor or any of their current or former ERISA Affiliates.

      "Permitted Liens" means the following: (a) the respective rights and interests of the Lessee, the Lessor, the Agent and any Lender, as provided in the Operative Documents (and it is understood that the Lease shall be recorded before, and shall be prior to, the Mortgage), (b) Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings, (c) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising after the Closing Date in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings, (d) Liens arising after the Closing Date out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith, so long as the enforcement thereof has been stayed pending such appeal or review, (e) easements, rights of way, reservations, servitudes and rights of others against the Land which do not materially and adversely affect the value or the utility of the Leased Property, (f) other Liens incidental to the conduct of Lessee's business which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of the Leased Property or materially impair the use thereof,(g) assignments, leases and subleases expressly permitted by the Operative Documents, (h) Lessor Liens, and (i) exceptions shown on the Title Policy.

      "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.

      "Potential Event of Default" means any event, condition or failure which, with notice or lapse of time or both, would become an Event of Default.

      "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by the Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by the Agent as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

      "Purchase Option" is defined in Section 14.1(a) of the Lease.

      "Purchase Price" means $56,263,019.

      "Recourse Deficiency Amount" means, as of any date of determination thereof, the sum of (i) the aggregate principal amount of the A Loans then outstanding, plus (ii) all accrued and unpaid interest on the A Loans.

      "Regulations" means the income tax regulations promulgated from time to time under and pursuant to the Code.

      "Release" means the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

      "Release Date" means the earlier of (i) the date that the Lease Balance has been paid in full, and (ii) the date on which the Agent gives notice to the Lessor that the Lenders release any and all interest they may have in the Leased Property, and all proceeds thereof, and any rights to direct, consent or deny consent to any action by the Lessor with respect to the Leased Property.

      "Remarketing Option" is defined in Section 14.6 of the Lease.

      "Rent" means Basic Rent and Supplemental Rent, collectively.

      "Rent Period" means (x) in the case of Base Rate Advances, means the period from, and including, the first day of a calendar month to, but excluding, the first day of the next succeeding calendar month (or, if earlier, the date of the conversion of such Base Rate Advance to a LIBOR Rate Advance pursuant to
Section 2.3 of the Master Agreement) and (y) in the case of LIBOR Rate Advances, either a 1, 2, 3 or 6 month period; provided that:

            (a) The initial Rent Period for any Funding shall commence on the Closing Date, and each Rent Period occurring thereafter in respect of such Funding shall commence on the day on which the immediately preceding Rent Period expires;

            (b) If any Rent Period would otherwise expire on a day which is not a Business Day, such Rent Period shall expire on the next succeeding Business Day, provided that if any Rent Period in respect of LIBOR Rate Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Rent Period shall expire on the immediately preceding Business Day;

            (c) Any Rent Period in respect of LIBOR Rate Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Rent Period shall, subject to paragraph
      (d) below, expire on the last Business Day of such calendar month;

            (d) No Rent Period shall extend beyond the Lease Termination Date;
      and

            (e) There shall be no more than eight (8) Rent Periods outstanding at any one time.

      "Report" is defined in Section 7.6 of the Master Agreement.

      "Required Lenders" means, at any time, Lenders holding an aggregate outstanding principal amount of Loans equal to at least 51% of the aggregate outstanding principal amount of all Loans.

      "Required Funding Parties" means, at any time, Funding Parties holding an aggregate outstanding principal amount of Funded Amounts equal to at least 51% of the aggregate outstanding principal amount of all Funded Amounts.

      "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, permit, approval, authorization, license or variance, order or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, and any building, environmental or land use requirement or permit or occupational safety or health law, rule or regulation.

      "Responsible Officer" means the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Seller" means G.F. Lucknow Associates, a Pennsylvania limited partnership.

      "Senior Debt Rating" means the senior debt rating assigned to the Guarantor from time to time by S&P or, if no senior debt rating is so assigned, the corporate debt rating assigned to the Guarantor from time to time by S&P.

      "Significant Subsidiary" means (i) Richfood, Inc., Rotelle, Inc., SuperRite Corporation, SuperRite Foods, Inc., Foodarama Incorporated, and (ii) each other Subsidiary, whether now existing or hereafter formed or acquired, which now or at any time hereafter owns three percent (3%) or more of Consolidated Net Tangible Assets.

      "Solvent" means, as to any Person and its Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

      "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, Inc., or any successor rating agency thereto.

      "Subordinated Debt" means the Debt described on Schedule 4.2(t) designated as Subordinated Debt and any other Debt of the Guarantor or any Subsidiary the payment of which is subordinated to the payment of the obligations of the Guarantor under the Operative Documents.

      "Subsidiary" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Guarantor. Notwithstanding the foregoing, the term "Subsidiary" shall not include any "Equity Store" or Person participating in the Business Development Program. For purposes of this definition, (a) "Equity Store" means a Person in which the Guarantor or any of its Subsidiaries has invested capital or to which it has made loans in accordance with the business practice of the Guarantor and its Subsidiaries of making equity investments in Persons, and making or guaranteeing loans to such Persons, for the purpose of assisting such Persons in acquiring, remodeling, refurbishing, expanding or operating one or more retail grocery stores and pursuant to which such Persons are permitted or required to reduce the Guarantor's or the Subsidiary's equity interest to a minority position over time, and (b) "Business Development Program" means the business practice of the Guarantor and its Subsidiaries of making or guaranteeing loans to, or making equity investments in, third parties engaged in the retail grocery business in exchange for long-term supply agreements with the Guarantor or any Subsidiary.

      "Supplemental Rent" means any and all amounts, liabilities and obligations other than Basic Rent which the Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to the Lessor, the Agent, any Lender or any other party, including, without limitation, amounts under Article XVI of the Lease, and indemnities and damages for breach of any covenants, representations, warranties or agreements, and all overdue or late payment charges in respect of any Funded Amount.

      "Surrender Option" is defined in Section 14.6 of the Lease.

      "Tax" or "Taxes" is defined in Section 7.4 of the Master Agreement.

      "Tax Indemnitee" means the Lessor, the Agent, each Lender and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents thereof, provided, however, that in no event shall the Lessee be a Tax Indemnitee.

      "Termination Event" means any of the following events which results or is reasonably likely to result, either in any given instance or in the aggregate with one or more other such events, in a Material Adverse Effect or in liability of the Guarantor or any Subsidiary in excess of $25,000,000: (a) a "Reportable Event" described in Section 4043 of ERISA, or (b) the withdrawal of the Lessee or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or
(e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of the Guarantor or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

      "Title Insurance Company" means the company that has or will issue the title policies with respect to the Leased Property, which company shall be selected by the Lessee and shall be reasonably acceptable to the Funding Parties.

      "Title Policy" is defined in Section 3.1 of the Master Agreement.

      "Transaction" means all the transactions and activities referred to in or contemplated by the Operative Documents.

      "Transaction Expenses" means the fees and expenses, including legal fees and disbursements, incurred by the Guarantor, the Lessee, the Lessor or the Agent in connection with closing the Transaction.

      "UCC" means the Uniform Commercial Code of Georgia, as in effect from time to time.

      "Wholly-Owned" means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary (other than qualifying shares held by directors) are, directly or indirectly, owned or controlled by the Guarantor and/or one or more of its Wholly-Owned Subsidiaries.

      "Yield" is defined in Section 2.3 of the Master Agreement.